ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,

                                     ISSUER,

                                       AND

                              THE BANK OF NEW YORK,

                                INDENTURE TRUSTEE



                                    INDENTURE



                          DATED AS OF ___________, 2003

                               ISSUABLE IN SERIES


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE.......................2
     SECTION 1.01.   Definitions...............................................2
     SECTION 1.02.   Incorporation by Reference of Trust Indenture Act.........2
     SECTION 1.03.   Rules of Construction.....................................2

ARTICLE II    THE BONDS........................................................3
     SECTION 2.01.   Form......................................................3
     SECTION 2.02.   Denominations; Bonds Issuable in Series...................3
     SECTION 2.03.   Execution, Authentication and Delivery....................4
     SECTION 2.04.   Temporary Bonds...........................................5
     SECTION 2.05.   Registration; Registration of Transfer and Exchange
                         of Bonds..............................................5
     SECTION 2.06.   Mutilated, Destroyed, Lost or Stolen Bonds................7
     SECTION 2.07.   Persons Deemed Owner......................................7
     SECTION 2.08.   Payment of Principal, Premium, if any, and Interest;
                         Interest on Overdue Principal; Principal, Premium,
                         if any, and Interest Rights Preserved.................8
     SECTION 2.09.   Cancellation..............................................9
     SECTION 2.10.   Outstanding Amount; Authentication and Delivery of Bonds..9
     SECTION 2.11.   Book-Entry Bonds.........................................17
     SECTION 2.12.   Notices to Clearing Agency...............................18
     SECTION 2.13.   Definitive Bonds.........................................18
     SECTION 2.14.   CUSIP Number.............................................19
     SECTION 2.15.   Letter of Representations................................19
     SECTION 2.16.   Special Terms Applicable to Subsequent Transfers
                         of Certain Bonds.....................................19
     SECTION 2.17.   Tax Treatment............................................20
     SECTION 2.18.   State Pledge.............................................20
     SECTION 2.19.   Security Interests.......................................21

ARTICLE III   COVENANTS.......................................................22
     SECTION 3.01.   Payment of Principal, Premium, if any, and Interest......22
     SECTION 3.02.   Maintenance of Office or Agency..........................22
     SECTION 3.03.   Money for Payments To Be Held in Trust...................22
     SECTION 3.04.   Existence................................................24
     SECTION 3.05.   Protection of Collateral.................................24
     SECTION 3.06.   Opinions as to Collateral................................24
     SECTION 3.07.   Performance of Obligations; Servicing; SEC Filings.......25
     SECTION 3.08.   Certain Negative Covenants...............................28
     SECTION 3.09.   Annual Statement as to Compliance........................29
     SECTION 3.10.   Issuer May Consolidate, etc., Only on Certain Terms......29
     SECTION 3.11.   Successor or Transferee..................................31
     SECTION 3.12.   No Other Business........................................31
     SECTION 3.13.   No Borrowing.............................................32


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     SECTION 3.14.   Servicer's Obligations...................................32
     SECTION 3.15.   Guarantees, Loans, Advances and Other Liabilities........32
     SECTION 3.16.   Capital Expenditures.....................................32
     SECTION 3.17.   Restricted Payments......................................32
     SECTION 3.18.   Notice of Events of Default..............................32
     SECTION 3.19.   Further Instruments and Acts.............................33
     SECTION 3.20.   Purchase of Subsequent Transition Property...............33
     SECTION 3.21.   Inspection...............................................34
     SECTION 3.22.   Sale Agreement, Intercreditor Agreement, Administration
                         Agreement, and Servicing Agreement Covenants.........34
     SECTION 3.23.   Taxes....................................................35

ARTICLE IV    SATISFACTION AND DISCHARGE; DEFEASANCE..........................36
     SECTION 4.01.   Satisfaction and Discharge of Indenture; Defeasance......36
     SECTION 4.02.   Conditions to Defeasance.................................37
     SECTION 4.03.   Application of Trust Money...............................38
     SECTION 4.04.   Repayment of Moneys Held by Paying Agent.................39

ARTICLE V     REMEDIES........................................................39
     SECTION 5.01.   Events of Default........................................39
     SECTION 5.02.   Acceleration of Maturity; Rescission and Annulment.......41
     SECTION 5.03.   Collection of Indebtedness and Suits for Enforcement
                         by Indenture Trustee.................................41
     SECTION 5.04.   Remedies; Priorities.....................................43
     SECTION 5.05.   Optional Preservation of the Collateral..................44
     SECTION 5.06.   Limitation of Suits......................................44
     SECTION 5.07.   Unconditional Rights of Holders to Receive Principal,
                         Premium, if any, and Interest........................45
     SECTION 5.08.   Restoration of Rights and Remedies.......................45
     SECTION 5.09.   Rights and Remedies Cumulative...........................45
     SECTION 5.10.   Delay or Omission Not a Waiver...........................46
     SECTION 5.11.   Control by Holders.......................................46
     SECTION 5.12.   Waiver of Past Defaults..................................46
     SECTION 5.13.   Undertaking for Costs....................................47
     SECTION 5.14.   Waiver of Stay or Extension Laws.........................47
     SECTION 5.15.   Action on Bonds..........................................47
     SECTION 5.16.   Performance and Enforcement of Certain Obligations.......48

ARTICLE VI    THE INDENTURE TRUSTEE...........................................48
     SECTION 6.01.   Duties of Indenture Trustee..............................48
     SECTION 6.02.   Rights of Indenture Trustee..............................49
     SECTION 6.03.   Individual Rights of Indenture Trustee...................50
     SECTION 6.04.   Indenture Trustee's Disclaimer...........................50
     SECTION 6.05.   Notice of Defaults.......................................51
     SECTION 6.06.   Reports by Indenture Trustee to Holders..................51
     SECTION 6.07.   Compensation and Indemnity...............................52
     SECTION 6.08.   Replacement of Indenture Trustee.........................52


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     SECTION 6.09.   Successor Indenture Trustee by Merger....................53
     SECTION 6.10.   Appointment of Co-Trustee or Separate Trustee............54
     SECTION 6.11.   Eligibility; Disqualification............................55
     SECTION 6.12.   Preferential Collection of Claims Against Issuer.........55
     SECTION 6.13.   Representations and Warranties of Indenture Trustee......55
     SECTION 6.14.   Annual Report by Independent Public Accountants..........55
     SECTION 6.15.   Custody of Collateral....................................56

ARTICLE VII   HOLDERS' LISTS AND REPORTS......................................56
     SECTION 7.01.   Issuer To Furnish Indenture Trustee Names and
                         Addresses of Holders.................................56
     SECTION 7.02.   Preservation of Information; Communications to Holders...56
     SECTION 7.03.   Reports by Issuer........................................57
     SECTION 7.04.   Reports by Indenture Trustee.............................57

ARTICLE VIII  ACCOUNTS, DISBURSEMENTS AND RELEASES............................58
     SECTION 8.01.   Collection of Money......................................58
     SECTION 8.02.   Collection Account and REP Deposit Accounts..............58
     SECTION 8.03.   General Provisions Regarding the Collection Account......62
     SECTION 8.04.   Release of Collateral....................................63
     SECTION 8.05.   Opinion of Counsel.......................................64
     SECTION 8.06.   Reports by Independent Accountants.......................64

ARTICLE IX    SUPPLEMENTAL INDENTURES.........................................65
     SECTION 9.01.   Supplemental Indentures Without Consent of Holders.......65
     SECTION 9.02.   Supplemental Indentures with Consent of Holders..........66
     SECTION 9.03.   PUCT Condition...........................................67
     SECTION 9.04.   Execution of Supplemental Indentures.....................69
     SECTION 9.05.   Effect of Supplemental Indenture.........................69
     SECTION 9.06.   Conformity with Trust Indenture Act......................69
     SECTION 9.07.   Reference in Bonds to Supplemental Indentures............69

ARTICLE X     REDEMPTION OF BONDS.............................................69
     SECTION 10.01.  Optional Redemption by Issuer............................69
     SECTION 10.02.  Form of Optional Redemption Notice.......................70
     SECTION 10.03.  Bonds Payable on Optional Redemption Date................71
     SECTION 10.04.  Bonds Redeemed in Part...................................71

ARTICLE XI    MISCELLANEOUS...................................................71
     SECTION 11.01.  Compliance Certificates and Opinions, etc................71
     SECTION 11.02.  Form of Documents Delivered to Indenture Trustee.........73
     SECTION 11.03.  Acts of Holders..........................................74
     SECTION 11.04.  Notices, etc., to Indenture Trustee, Issuer and
                        Rating Agencies.......................................74
     SECTION 11.05.  Notices to Holders; Waiver...............................75
     SECTION 11.06.  Notices to Luxembourg Stock Exchange.....................75
     SECTION 11.07.  Conflict with Trust Indenture Act........................76
     SECTION 11.08.  Effect of Headings and Table of Contents.................76


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     SECTION 11.09.  Successors and Assigns...................................76
     SECTION 11.10.  Severability.............................................76
     SECTION 11.11.  Benefits of Indenture....................................76
     SECTION 11.12.  Legal Holidays...........................................76
     SECTION 11.13.  GOVERNING LAW............................................76
     SECTION 11.14.  Counterparts.............................................77
     SECTION 11.15.  Recording of Indenture...................................77
     SECTION 11.16.  Issuer Obligation........................................77
     SECTION 11.17.  No Recourse to Issuer....................................77
     SECTION 11.18.  Inspection...............................................77
     SECTION 11.19.  No Petition..............................................78
     SECTION 11.20.  Intercreditor Agreement..................................78



EXHIBIT A  Form of Bonds
EXHIBIT B  Form of Series Supplement
EXHIBIT C  Form of Representation Letter
EXHIBIT D  Form of ERISA Representation Letter


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          INDENTURE dated as of _________, 2003, between ONCOR ELECTRIC DELIVERY
TRANSITION BOND COMPANY LLC, a Delaware limited liability company (the
"Issuer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Indenture Trustee").

          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other and each of the Holders:

                             RECITALS OF THE ISSUER

          The Issuer has duly authorized the execution and delivery of this Indenture and the creation and issuance of Bonds issuable in Series hereunder, each Series to be of substantially the tenor set forth herein and in the respective Series Supplement relating to each such Series of Bonds.

          The Bonds of each Series shall be non-recourse obligations and shall be secured by and payable solely out of the proceeds of the Transition Property and the other Collateral securing such Series of Bonds. If and to the extent that such proceeds of Transition Property and the other Collateral are insufficient to pay all amounts owing with respect to the Bonds secured thereby, then, except as otherwise expressly provided hereunder, the Holders shall have no Claim in respect of such insufficiency against the Issuer, and the Holders, by their acceptance of such Bonds, waive any such Claim.

          All things necessary to (a) make the Bonds, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, valid obligations, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That the Issuer, in consideration of the premises herein contained and of the purchase of the Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure each Series of Bonds with all and singular property described in the Series Supplement for such Series of Bonds (hereinafter collectively referred to as the "Collateral"), without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture, the payment of the Bonds, the payment of all other amounts due under or in connection with this Indenture and the performance and observance of all of the covenants and conditions contained herein or in such Bonds, has hereby executed and delivered this Indenture.

          AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Bonds are to be issued, countersigned and delivered and that all of the Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Holders, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions. Except as otherwise specified herein or as the context may otherwise require, the capitalized terms used herein shall have the respective meanings set forth in Appendix A attached hereto and made a part hereof for all purposes of this Indenture.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Bonds.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Indenture Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii) "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular; and

          (vi) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


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                                   ARTICLE II

                                    THE BONDS

          SECTION 2.01. Form. The Bonds and the Indenture Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or by the related Series Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of such Bonds. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond.

          The Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

          Each Bond shall be dated the date of its authentication. The terms of the Bonds set forth in Exhibit A are part of the terms of this Indenture.

          SECTION 2.02. Denominations; Bonds Issuable in Series. The Bonds shall be issuable in the Minimum Denomination specified in the applicable Series Supplement and, except as otherwise provided in such Series Supplement, in integral multiples thereof.

          The Bonds may, at the election of and as authorized by a Responsible Officer of the Issuer, be issued in one or more Series (each comprised of one or more Classes), and shall be designated generally as the "Transition Bonds" of the Issuer, with such further particular designations added or incorporated in such title for the Bonds of any particular Series or Class as a Responsible Officer of the Issuer may determine. Each Bond shall bear upon its face the designation so selected for the Series or Class to which it belongs. All Bonds of the same Series shall be identical in all respects except for the denominations thereof, unless such Series is comprised of one or more Classes, in which case all Bonds of the same Class shall be identical in all respects except for the denominations thereof. All Bonds of a particular Series or, if such Series is comprised of one or more Classes, all Bonds of a particular Class thereof, in each case issued under this Indenture, shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture.

          Each Series of Bonds shall be created by a Series Supplement, as the case may be, authorized by a Responsible Officer of the Issuer and establishing the terms and provisions of such Series. The several Series and Classes thereof may differ as between Series and Classes, in respect of any of the following matters:

          (1) designation of the Series and, if applicable, the Classes thereof;

          (2) the principal amount;

          (3) the Bond Interest Rate;


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          (4) the Payment Dates;

          (5) the Scheduled Final Payment Date;

          (6) the Final Maturity Date;

          (7) the Series Issuance Date;

          (8) the Series Collateral;

          (9) the place or places for the payment of interest, principal and premium, if any;

          (10) the Minimum Denominations;

          (11) the Expected Amortization Schedule;

          (12) provisions with respect to the definitions set forth in Appendix A hereto;

          (13) whether or not the Bonds of such Series are to be Book-Entry Bonds and the extent to which Section 2.11 should apply;

          (14) any redemption provisions applicable to the Bonds of such Series and the price or prices at which and the terms and conditions upon which Bonds of such Series shall be redeemed or purchased;

          (15) with respect to Floating Rate Bonds, the terms of the applicable Swap Agreement and the identity of the Swap Counterparty:

          (16) to the extent applicable, the extent to which payments on the Bonds of the related Series are subordinate to or pari passu in right of payment of principal and interest to other Bonds; and

          (17) any other provisions expressing or referring to the terms and conditions upon which the Bonds of the applicable Series or Class are to be issued under this Indenture that are not in conflict with the provisions of this Indenture and as to which the Rating Agency Condition is satisfied.

          SECTION 2.03. Execution, Authentication and Delivery. The Bonds shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Bonds may be manual or facsimile.

          Bonds bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

          At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed by the Issuer to the Indenture Trustee pursuant to an Issuer Order for authentication; and the


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Indenture Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Bonds. An authenticating agent may authenticate Bonds whenever the Indenture Trustee may do so. Each reference in this Indenture to authentication by the Indenture Trustee includes authentication by such agent. An authenticating agent has the same rights as the Paying Agent and the Securities Registrar to deal with the Issuer or any Affiliate of the Issuer.

          No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for therein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

          SECTION 2.04. Temporary Bonds. Pending the preparation of Definitive Bonds pursuant to Section 2.13, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

          If Temporary Bonds are issued, the Issuer will cause Definitive Bonds to be prepared without unreasonable delay. After the preparation of Definitive Bonds, the Temporary Bonds shall be exchangeable for Definitive Bonds upon surrender of the Temporary Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more Temporary Bonds, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Bonds of authorized denominations. Until so delivered in exchange, the Temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Bonds.

          SECTION 2.05. Registration; Registration of Transfer and Exchange of Bonds. The Issuer shall cause to be kept a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Indenture Trustee shall be the registrar (the Indenture Trustee or any successor thereof in such capacity, the "Securities Registrar") for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Securities Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Securities Registrar.

          If a Person other than the Indenture Trustee is appointed by the Issuer as Securities Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Securities Registrar and of the location, and any change in the location, of the Securities Register, and the Indenture Trustee shall have the right to inspect the Securities Register at all


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reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely conclusively upon a certificate executed on behalf of the Securities Registrar by a Responsible Officer thereof as to the names and addresses of the Holders and the principal amounts and number of the Bonds.

          Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Bonds in any Minimum Denominations, of the same Series (and, if applicable, Class) and aggregate principal amount.

          At the option of the Holder, Bonds may be exchanged for other Bonds in any Minimum Denominations, of the same Series (and, if applicable, Class) and aggregate principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Bonds which the Holder making the exchange is entitled to receive.

          All Bonds issued upon any registration of transfer or exchange of other Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

          Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Bonds (except as may be required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Bonds listed thereon), but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Sections 2.04, 9.06 or 10.04 not involving any transfer.

          The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, except to the extent otherwise required by the rules and regulations of the Luxembourg Stock Exchange with respect to any Bonds listed thereon, and the Securities Registrar need not register transfers or exchanges (i) of Bonds that have been selected for redemption pursuant to
Article X or the terms of such Bonds as set forth in the related Series Supplement, as the case may be, creating such Series of Bonds, (ii) of any Bond that has been submitted within 15 days preceding the due date for any payment


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with respect to such Bond or (iii) of Unregistered Bonds unless Section 2.16 has been complied with in connection with such transfer or exchange.

          SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Bonds. If (i) any mutilated Bond is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then the Issuer shall execute and, upon its written request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Series (and, if applicable, Class), tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Bond, the Issuer may pay such destroyed, lost or stolen Bond when so due or payable or upon the Optional Redemption Date without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

          Upon the issuance of any replacement Bond under this Section, the Issuer and/or the Indenture Trustee may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and its counsel) connected therewith.

          Every replacement Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be found at any time or enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

          SECTION 2.07. Persons Deemed Owner. Prior to due presentment for registration of transfer of any Bond, the Issuer, the Indenture Trustee, the Securities Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and premium, if any, and interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the


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Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture
Trustee shall be affected by notice to the contrary.

          SECTION 2.08. Payment of Principal, Premium, if any, and Interest; Interest on Overdue Principal; Principal, Premium, if any, and Interest Rights Preserved(a) . (a) The Bonds of each Series shall accrue interest as provided in the related Series Supplement, at the applicable Bond Interest Rate specified therein, and such interest shall be payable on each Payment Date as specified therein. Any installment of interest, principal or premium, if any, payable on any Bond which is punctually paid or duly provided for on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Securities Register on such Record Date or in such other manner as may be provided in the related Series Supplement, except that (i) upon application to the Indenture Trustee by any Holder owning Bonds of any Class in the principal amount of $10,000,000 or more not later than the applicable Record Date payment will be made by wire transfer to an account maintained by such Holder and (ii) with respect to Book Entry Bonds payments will be made by wire transfer in immediately available funds to the account designated by the Holder of the applicable Global Bond unless and until such Global Bond is exchanged for Definitive Bonds (in which event payments shall be made as provided above) and except for the final installment of principal and premium, if any, payable with respect to such Bond on a Payment Date which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

          (b) The principal of each Bond of each Series (and, if applicable, Class) shall be paid, to the extent funds are available therefor in the Collection Account for such Series, in installments on each Payment Date specified in the related Series Supplement; provided that installments of principal not paid when scheduled to be paid in accordance with the Expected Amortization Schedule for such Series shall be paid upon receipt of money available for such purpose, in the order set forth in the Expected Amortization Schedule. Failure to pay principal on each Bond of a Series in accordance with such Expected Amortization Schedule because moneys are not available pursuant to
Section 8.02 to make such payments shall not constitute a Default or Event of Default under this Indenture with respect to such Series. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds of a Series shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing with respect to such Series, if the Indenture Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds of such Series have declared such Bonds to be immediately due and payable in the manner provided in Section
5.02. All payments of principal and premium, if any, on the Bonds of any Series shall be made pro rata to the Holders entitled thereto unless otherwise provided in the related Series Supplement with respect to any Class of Bonds included in such Series. The Indenture Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and premium, if any, and interest on such Bond will be paid. Such notice shall be mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for payment of such installment, which, so long as any Bonds are listed on the Luxembourg Stock Exchange, shall include the office of the paying agent in Luxembourg appointed pursuant to Section 3.02. If rules of the Luxembourg Stock Exchange so require, the Issuer's listing agent shall arrange for publication of such notice in accordance with such rules. Notices in connection with redemptions of Bonds shall be mailed to Holders as provided in
Section 10.02.

          (c) If interest on the Bonds of any Series is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Bond Interest Rate to the extent lawful) to the Persons who are Holders on a subsequent Special Record Date, which date shall be at least fifteen Business Days prior to the Special Payment Date. The Issuer shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least 10 days before any such Special Record Date, the Issuer shall mail to each affected Holder and the Indenture Trustee a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

          SECTION 2.09. Cancellation. All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Indenture Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

          SECTION 2.10. Outstanding Amount; Authentication and Delivery of Bonds. The aggregate Outstanding Amount of Bonds that may be authenticated and delivered under this Indenture shall not exceed $1,300,000,000.

          Bonds of each Series created and established by a Series Supplement may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication and thereupon the same shall be authenticated and delivered by the Indenture Trustee upon Issuer Request and upon delivery by the Issuer to the Indenture Trustee, and receipt by the Indenture Trustee, or the causing to occur by the Issuer, of the following; provided, however, that compliance with such conditions and delivery of such documents shall only be required in connection with the original issuance of a Bond or Bonds of such
Series:

          (1) Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Bonds by the Indenture Trustee and specifying the principal amount of Bonds to be authenticated.

          (2) Authorizations. Copies of the Financing Order which shall be in full force and effect and be Final.

          (3) Opinions. (a) An Opinion of Counsel of external counsel to the Issuer, subject to the customary exceptions, qualifications and assumptions ontained therein, that the Financing Order is in full force and effect, that the Financing Order has become final, is not being appealed and that the time for filing an appeal therefrom has expired and that no other authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid issuance, authentication and delivery of such Bonds, except for (i) such registrations as are required under the "Blue Sky" and securities laws of any State, (ii) such authorizations, approvals or consents of governmental bodies that have been obtained, (iii) the governmental approvals expressly contemplated in the Financing Order, and (iv) the filings contemplated by Section 2.10(8) paragraphs (m), (n) and (p).

          (b) An Opinion of Counsel of external counsel to the Issuer, subject to the customary exceptions, qualifications and assumptions contained therein, that no authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid execution and delivery by the Issuer of each of the Basic Documents to which the Issuer is a party and that is executed and delivered in connection with such Bond issuance, except for such authorizations, approvals or consents of governmental bodies that have been obtained and copies of which have been delivered with such Opinion of Counsel.

          (4) Authorizing Certificate. An Officer's Certificate, dated the Series Issuance Date, of the Issuer certifying that (i) the Issuer has duly authorized the execution and delivery of this Indenture and the related Series Supplement, and the execution and delivery of the Bonds of such Series and (ii) that the Series Supplement for such Series of Bonds is in the form attached thereto, which Series Supplement shall comply with the requirements of Section 2.02.

          (5) The Collateral. The Issuer shall have made or caused to be made all filings with the PUCT and the Texas Secretary of State pursuant to the Financing Order and the Securitization Law and all other filings necessary to perfect the Grant of the Series Collateral to the Indenture Trustee contained in the applicable Series Supplement and the lien of this Indenture.

          (6) Certificates of the Issuer and the Seller. (a) An Officer's Certificate from the Issuer, dated as of the Series Issuance Date:

               (i) to the effect that (A) the Issuer is not in Default under this Indenture and that the issuance of the Bonds applied for will not result in any default or in any breach of any of the terms, conditions or provisions of or constitute a default under the Financing Order or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it or its property may be bound or to which it or its property may be subject and
(B) that all conditions precedent provided in this Indenture relating to the execution, authentication and delivery of the Bonds applied for have been complied with;

               (ii) to the effect that the Issuer has not assigned any interest or participation in the Series Collateral except for the Grant contained in the applicable Series Supplement; the Issuer has the power and right to Grant the Series Collateral to the Indenture Trustee as security hereunder; and the Issuer, subject to the terms of this Indenture, has Granted to the Indenture Trustee all of its right, title and interest in and to such Series Collateral free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance arising as a result of actions of the Issuer or through the Issuer, except the lien of this Indenture;

               (iii) to the effect that the Issuer has appointed the firm of Independent certified public accountants as contemplated in Section 8.06;

               (iv) to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement, the Servicing Agreement, the Administration Agreement, and any Intercreditor Agreement which are, to the knowledge of the Issuer, in full force and effect and, to the knowledge of the Issuer, that no party is in default of its obligations under such agreements; and

               (v) stating that all filings with the PUCT and the Texas Secretary of State pursuant to the Securitization Law and the Financing Order and all UCC financing statements with respect to the Series Collateral for such Series of Bonds that are required to be filed by the terms of the Financing Order, the Securitization Law, the Sale Agreement, the Servicing Agreement and this Indenture have been filed as required.

          (b) An Officer's Certificate from the Seller, dated as of the Series Issuance Date, to the effect that, in the case of the Transition Property, immediately prior to the conveyance thereof to the Issuer pursuant to the Sale
Agreement:

               (i) The Seller was the sole owner of such Transition Property, free and clear of any Lien; the Seller had not assigned any interest or participation in such Transition Property and the proceeds thereof other than to the Issuer pursuant to the Sale Agreement; the Seller has the power and right to convey such Transition Property and the proceeds thereof to the Issuer; and the Seller, subject to the terms of the Sale Agreement, has validly conveyed to the Issuer all of its right, title and interest in and to such Transition Property and the proceeds thereof, free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance (other than Permitted Liens) and such conveyance is absolute and irrevocable and has been perfected; and

               (ii) the attached copy of the Financing Order creating such Transition Property is true and complete and is in full force and effect.

          (7) Opinion of Tax Counsel. The Seller shall have received and delivered to the Issuer and the Indenture Trustee: (i) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Bonds will be treated as debt of the Issuer's sole owner for United States federal income tax purposes; (ii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) or, if the Seller so chooses, a ruling from the Internal Revenue Service, in either case to the effect that, for United States federal income tax purposes, the issuance of the Bonds will not result in gross income to the Seller; and (iii) in the case of a subsequent issuance of Bonds only, an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that such issuance will not adversely affect the characterization of any then outstanding Bonds as obligations of the Issuer's sole owner. The opinion of outside tax counsel described above shall in each case be subject to the customary exceptions, qualifications and assumptions contained therein, and may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings.

          (8) Opinions of Counsel. Unless otherwise specified in a Series Supplement, Opinions of Counsel, some of which may be delivered by outside counsel for the Issuer, some of which may be delivered by outside counsel for the Servicer, and some of which may be delivered by outside counsel for the Indenture Trustee, dated the Series Issuance Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein, to the collective effect that:

          (a) The Indenture has been duly qualified under the Trust Indenture Act and no qualification of the Series Supplement is necessary under the Trust Indenture Act.

          (b) All instruments furnished to the Indenture Trustee pursuant to the Indenture conform to the requirements set forth in the Indenture and constitute all of the documents required to be delivered under the Indenture for the Indenture Trustee to authenticate and deliver the Bonds. All conditions precedent provided for in the Indenture relating to the authentication and delivery of the Bonds have been complied with.

          (c) Assuming the Bonds have been duly authorized by the Issuer, when duly executed by the Issuer and duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture and delivered against payment of the purchase price therefor, as provided in the Underwriting Agreement, the Bonds will constitute legal, valid and binding obligations of the Issuer entitled to the benefits provided by the Indenture, the Series Supplement and the Bonds and will be enforceable against the Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (d) Assuming that each of the Indenture, the Series Supplement, the Servicing Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Issuer, each of the Indenture, the Series Supplement, the Servicing Agreement and the Administration Agreement is a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming that each of the Servicing Agreement and the Administration Agreement has been duly authorized, executed and delivered by Oncor, each of the

Servicing Agreement and the Administration Agreement is a legal, valid and binding agreement of Oncor, enforceable against Oncor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (e) (i) With respect to the Series Collateral for each Series of Bonds, upon the giving of value by the Holders to the Issuer with respect to such Series Collateral, the Indenture, together with the Series Supplement for such Series, creates in favor of the Indenture Trustee for the benefit of the Holders a valid security interest under Article 9 of the NY UCC in such Series Collateral (to the extent such Series Collateral is of a type in which a security interest can be created under Article 9 of the NY UCC). Assuming that the collateral described in the financing statement is Series Collateral pursuant to the Indenture, then insofar as Section 9 509 of the NY UCC is applicable, the Indenture Trustee is authorized to file the financing statement.

               (ii) Under Section 9-305(a)(3) of the NY UCC, the local law of the Securities Intermediary's jurisdiction as specified in Section 8-110(e) of the NY UCC governs perfection, the effect of perfection or nonperfection and priority in the Securities Account and Security Entitlements. Under the Indenture, for purposes of Section 8-110(e) of the NY UCC, the jurisdiction of the Securities Intermediary is the State of New York.

               (iii) To the extent that the Collection Account is a Securities Account, the provisions of the Indenture are effective to perfect by control the security interest of the Indenture Trustee, for the benefit of the Holders, in the Collection Account and the Issuer's Security Entitlements with respect to the Financial Assets credited to the Collection Account and, subject to and to the extent provided in Section 9-315 of the NY UCC and the Federal Book-Entry Regulations, identifiable cash proceeds thereof. Such security interest will have priority over any security interest held by a secured party perfected by a means other than control.

               (iv) Insofar as Article 9 of the NY UCC is applicable, (i) pursuant to Section 9-301 of the NY UCC, the law of the location of the debtor governs the perfection of a nonpossessory security interest in the Series Collateral; (ii) pursuant to 9-307 of the NY UCC, a registered organization that is organized under the law of a State is deemed to be located in that State for purposes of Section 9-301; (iii) the Issuer is a "registered organization" as defined in Section 9-102(a)(70) of the NY UCC organized in the State of Delaware; and (iv) therefore, the law of the State of Delaware governs the perfection of a nonpossessory security interest in the Series Collateral.

          (f) The Registration Statement covering the Bonds has become effective under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

          (g) Neither the Issuer nor Oncor is now and, assuming that the Issuer uses the net proceeds of the sale of the Bonds for the purpose of acquiring Transition Property in accordance with the terms of the Sale Agreement following the sale of the Bonds to the Underwriters pursuant to the Underwriting Agreement, neither the Issuer nor Oncor will be required to be registered under the Investment Company Act.

          (h) No authorization, approval or consent of any federal governmental body or bodies having jurisdiction in the premises is required for the valid issuance, authentication and delivery of the Bonds and for the valid execution and delivery by the Issuer of each of the Basic Documents except for such authorizations, approvals or consents of federal governmental bodies that have been obtained.

          (i) Each of the Sale Agreement and the proviso (relating to Liens in Transition Property governed by Texas law) to Section 11.13, and the portions of this Indenture referred to by such proviso, constitutes the legal, valid and binding obligation of each of Oncor and the Issuer, to the extent each is a party thereto, enforceable against such parties in accordance with its terms.

          (j) In accordance with the Securitization Law, (i) the rights and interests of Oncor under the Financing Order are assignable and shall become "transition property" within the meaning of the Securitization Law when they are first transferred to the Issuer in connection with the issuance of a particular Series of Bonds; (ii) upon the transfer by Oncor of the relevant series Transition Property to the Issuer as evidenced by the Bill of Sale and Oncor's Transition Property Notice with respect to such series, the Issuer shall have all of the rights of Oncor with respect to such series Transition Property;
(iii) the Financing Order approves the issuance by the Issuer of the Bonds in an aggregate principal amount which equals or exceeds the amount of the Series of Bonds being issued on the Series Closing Date; and (iv) the Bonds are "transition bonds" within the meaning of Section 39.302(6) of the Securitization Law.

          (k) No governmental approvals are required for the valid issuance, authentication and delivery of the Bonds or the performance by either Oncor or the Issuer of its respective obligations under each of the Sale Agreement, the Intercreditor Agreement and the proviso (relating to Liens in Transition Property governed by Texas law) to Section 11.13, and the portions of this Indenture governed by such proviso, to which either Oncor or the Issuer is a party, except for (i) the Financing Order and the governmental approvals expressly contemplated therein and (ii) the filings contemplated by paragraphs
(m), (n) and (p) below.

          (l) A Texas state court, or a federal court applying Texas conflict-of-law rules, would give effect to the choice of the laws of New York (to the extent so stated therein) as the governing law in each of the Indenture, the Series Supplement, the Servicing Agreement and the Underwriting Agreement.

          (m) Pursuant to Section 39.309 of the Securitization Law [upon the delivery of the executed Sale Agreement and the Bill of Sale from Oncor to Issuer and the filing of the related Transition Property Notice with the Secretary of State of the State of Texas], the transfer of the particular series of Transition Property is perfected against third parties, including subsequent judicial or other lien creditors.

          (n) The provisions of the Indenture, as amended and supplemented by the relevant Series Supplement thereto, are effective to create on the Series Closing Date, in favor of the Indenture Trustee for the benefit of the Holders of the relevant Series of Bonds, a valid security interest in the rights of the Issuer in the relevant series Transition Property and, upon the issuance of the related Series of Bonds, the receipt by the Issuer of the proceeds thereof, and the filing of the related series Transition Property Notices with the Secretary of State of the State of Texas, (i) the security interest created by the Indenture, as amended and supplemented by the relevant Series Supplement, attaches under the Securitization Law and (ii) such security interest is perfected against third parties, including subsequent judicial or other lien creditors under the Securitization Law.

          (o) Searches have been made of the financing statement records of the Secretary of State of the State of Texas and, based on the reports of such searches, there is not on file under the Texas UCC any financing statement naming Oncor as debtor and describing any currently effective security interest in any right, title or interest of Oncor under the Financing Order as collateral. Searches have been made of the transition property notices filed in the Office of the Secretary of State of the State of Texas and, based on the reports of such searches, there is not on file under the Securitization Law any transition property notice that purports to cover the particular series of Transition Property, other than the Transition Property Notices with respect to the transfer of the particular series Transition Property to the Issuer and the security interest in favor of the Indenture Trustee, giving the security interest in favor of the Indenture Trustee first priority in the order of filing.

          (p) The Transition Property Notices related to the particular series of Bonds being issued are in appropriate form for filing pursuant to the Section
39.309 of the Securitization Law and pursuant to Chapter 96 of the Rules of the Secretary of State of Texas and have been duly filed in the Office of the Secretary of State of Texas.

          (q) The Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

          (r) The LLC Agreement constitutes a valid and binding agreement of Oncor and is enforceable against Oncor, in its capacity as member of the Issuer, in accordance with its terms.

          (s) Under the LLC Act and the LLC Agreement, the Issuer has the limited liability company power and authority to execute and deliver each of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement and the Bonds and to perform its obligations thereunder. Under the LLC Act and the LLC Agreement, the execution and delivery by the Issuer of each of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement and the Bonds, and the performance by the Issuer of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Issuer.

          (t) Neither the execution or delivery by the Issuer of each of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement or the Bonds nor the compliance by the Issuer with the terms thereof, nor the consummation by the Issuer of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to any Delaware court, or Delaware governmental or Delaware regulatory authority or Delaware agency under the laws of the State of Delaware, except for the filing of the Certificate of Formation with the Secretary of State, which Certificate of Formation has been duly filed.

          (u) Neither the execution and delivery by the Issuer of the Indenture, the Sale Agreement, the Servicing Agreement, the Underwriting Agreement or the Bonds nor the compliance by the Issuer with the terms thereof, nor the consummation by the Issuer of any of the transactions contemplated thereby conflicts with or constitutes a breach of or default under the Certificate of

Formation or the LLC Agreement, or violates any law, governmental rule or regulation of the State of Delaware.

          (v) After due inquiry, limited to, and solely to the extent disclosed thereupon, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, such counsel is not aware of any legal or governmental proceeding pending against the Issuer.

          (w) If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) in order for any Person to file a voluntary bankruptcy petition on behalf of the Issuer, the affirmative vote of Oncor and the affirmative vote of all the Managers, including the two Independent Managers, as provided in Section _____ of the LLC Agreement, is required and (ii) such provision, contained in Section ____ of the LLC Agreement that requires the affirmative vote of Oncor and the affirmative vote of all the Managers, including the two Independent Managers, in order for a Person to file a voluntary bankruptcy petition on behalf of the Issuer, constitutes a legal, valid and binding agreement of Oncor, and is enforceable against Oncor, in accordance with its terms.

          (x) Under the LLC Act and the LLC Agreement, the bankruptcy or dissolution (as defined in the LLC Act) of Oncor will not, by itself, cause the Issuer to be dissolved or its affairs to be wound up.

          (y) While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of Oncor may be able to charge Oncor's share of any profits and losses of the Issuer and Oncor's right to receive distributions of Issuer assets ("Oncor's Interest") and the court may appoint a receiver of the share of the distributions due or to become due to Oncor in respect of the Issuer, the receiver shall have only the rights of an assignee of Oncor's Interest. Under the LLC Act, no creditor of Oncor shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer. Thus, under the LLC Act, a judgment creditor of Oncor may not satisfy its claims against Oncor by asserting a claim against the assets of the Issuer.

          (z) Under the LLC Act (i) the Issuer is a separate legal entity, and
(ii) the existence of the Issuer as a separate legal entity shall continue until the cancellation of its Certificate of Formation.

          (aa) The Delaware Financing Statements are in an appropriate form for filing in the State of Delaware under Section 9-502(a) and 9-516 of the Delaware UCC.

          (bb) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of the Delaware Financing Statements, the Indenture Trustee will have a perfected security interest in the Issuer's rights in that portion of the Series Collateral described in the Delaware Financing Statements that may be perfected by the filing of a UCC financing statement and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC), and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the Delaware UCC. Insofar as

Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the Delaware Secretary of State is the appropriate place to file a financing statement to perfect a security interest except for as-extracted collateral or timber to be cut (as described in Section 9-501(a)(1)(A) of the Delaware UCC) or fixture filings where the collateral is goods that are or are to become fixtures (as described in Section 9-501(a)(1)(B) of the Delaware UCC).

          (cc) UCC lien searches have been conducted in the proper filing office and against the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Issuer covering the Series Collateral. The UCC lien searches identify no secured party who has filed a financing statement naming the Issuer as debtor and describing the Series Collateral.

          (dd) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), the provisions of the Indenture are sufficient to constitute authorization by the Issuer of the filing of the Delaware Financing Statements for purposes of Section 9-509 of the Delaware UCC.

          (ee) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), for purposes of the Delaware UCC, the Issuer is a "registered organization" (as defined in Section 9-102(a)(70) of the Delaware UCC).

          (9) Accountant's Certificate or Letter. One or more certificates or letters, addressed to the Issuer complying with the requirements of Section 11.01(a), of a firm of Independent certified public accountants of recognized national reputation to the effect that (a) such accountants are Independent with respect to the Issuer within the meaning of this Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (b) with respect to the Series Collateral, they have applied such procedures as instructed by the addressees of such certificate or letter.

          (10) Rating Agency Condition. The Indenture Trustee shall receive evidence reasonably satisfactory to it that the Rating Agency Condition will be satisfied with respect to the issuance of such new Series.

          (11) Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

          (12) Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Indenture Trustee may reasonably require.

          SECTION 2.11. Book-Entry Bonds. Unless the applicable Series Supplement provides otherwise, all of the related Series of Bonds shall be issued in Book-Entry Form, and the Issuer shall execute and the Indenture Trustee shall, in accordance with this Section and the Issuer Order with respect to such Series, authenticate and deliver one or more Global Bonds, evidencing the Bonds of such Series which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of such Bonds to be issued pursuant to the applicable Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depository Trust Company, the initial Clearing

Agency, (iii) shall be held by the Indenture Trustee as custodian for such Clearing Agency pursuant to such Clearing Agency's or such nominee's instructions, and (iv) shall bear a legend substantially to the effect set forth in Exhibit A.

          Each Clearing Agency designated pursuant to this Section 2.11 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a "clearing agency" registered under the Exchange Act and any other applicable statute or regulation.

          No Holder of any Series of Bonds issued in Book-Entry Form shall receive a Definitive Bond representing such Holder's interest in any such Bonds, except as provided in Section 2.13 or in the applicable Series Supplement relating to such Bonds. Unless (and until) certificated, fully registered Bonds of any Series (the "Definitive Bonds") have been issued to the Holders of such Series pursuant to Section 2.13 or pursuant to any applicable Series Supplement relating thereto:

          (a) the provisions of this Section 2.11 shall be in full force and effect;

          (b) the Issuer, the Servicer, the Paying Agent, the Securities Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Bonds of such Series) as the authorized representatives of the Holders of such Series;

          (c) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control; and

          (d) the rights of Holders of such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Holders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Bonds are issued pursuant to Section 2.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Bonds to such Clearing Agency Participants.

          SECTION 2.12. Notices to Clearing Agency. Unless and until Definitive Bonds shall have been issued to Holders of such Series pursuant to Section 2.13 or the applicable Series Supplement relating to such Bonds, whenever notice, payment, or other communication to the holders of Book-Entry Bonds of any Series is required under this Indenture, the Indenture Trustee, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Holders of such Series to the Clearing Agency.

          SECTION 2.13. Definitive Bonds. If (i) (A) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (B) the Issuer is unable to locate a qualified successor Clearing Agency, (ii) the Issuer, at its option, advises the Indenture Trustee in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default hereunder, Holders holding Bonds aggregating not less than a majority of the aggregate Outstanding Amount of any Series of Bonds maintained as Book-Entry Bonds advise the Indenture Trustee, the Issuer and the Clearing

Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Holders of such Series, the Issuer shall notify the Clearing Agency, the Indenture Trustee and all such Holders of such Series in writing of the occurrence of any such event and of the availability of Definitive Bonds of such Series to the Holders of such Series requesting the same. Upon surrender to the Indenture Trustee of the Global Bonds of such Series by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, Definitive Bonds of such Series. None of the Issuer, the Securities Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Bonds of any Series the Indenture Trustee shall recognize the Holders of the Definitive Bonds as Holders hereunder.

          Definitive Bonds will be transferable and exchangeable at the offices of the Securities Registrar or, with respect to any Bonds on the Luxembourg Stock Exchange, at the offices of the transfer agent appointed pursuant to
Section 3.02. With respect to any transfer of such listed Bonds, the new Definitive Bonds registered in the names specified by the transferee and the original transferor shall be available at the offices of such transfer agent.

          SECTION 2.14. CUSIP Number. The Issuer in issuing any Bond or Series of Bonds may use a "CUSIP" number and, if so used, the Indenture Trustee shall use the CUSIP number in any notices to the Holders thereof as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Bonds and that reliance may be placed only on the other identification numbers printed on the Bonds. The Issuer shall promptly notify the Indenture Trustee in writing of any change in the CUSIP number with respect to any Bond.

          SECTION 2.15. Letter of Representations. Notwithstanding anything to the contrary in this Indenture or any Series Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

          SECTION 2.16. Special Terms Applicable to Subsequent Transfers of Certain Bonds. (a) Certain Series of Bonds may not be registered under the Securities Act, or the securities laws of any other jurisdiction. Consequently, such Unregistered Bonds shall not be transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Series Supplement. Unless otherwise provided in the related Series Supplement, no sale, pledge or other transfer of any Unregistered Bond (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made (A) to a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) or (B) to an "institutional accredited investor" (as described in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) which executes and delivers a certificate to such effect in the form attached hereto as Exhibit C or (ii) such sale, pledge or other transfer is otherwise made in a transaction exempt from, or not subject to, the registration requirements of the Securities Act, in which case the Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the Issuer, the Servicer or the Indenture Trustee) satisfactory to the Issuer and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. None of the Seller, the Issuer, the Indenture Trustee or the Servicer shall be obligated to register any Unregistered Bonds under the Securities Act, qualify any Unregistered Bonds under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

          (b) Unless otherwise provided in the related Series Supplement, the Unregistered Bonds may not be acquired by or for the account of a Restricted Plan and, by accepting and holding an Unregistered Bond, the Holder of an Unregistered Bond in global form shall be deemed to have represented and warranted that it is not a Restricted Plan and, the Holder of an Unregistered Bond in definitive form shall execute and deliver to the Indenture Trustee a certificate to such effect in the form attached hereto as Exhibit D.

          (c) Unless otherwise provided in the related Series Supplement, Unregistered Bonds shall be issued in the form of Definitive Bonds, shall be in fully registered form and Sections 2.11 and 2.12 of this Indenture shall not apply thereto.

          (d) Each Unregistered Bond shall bear legends to the effect set forth in subsections (a) and (b) (if subsection (b) is applicable) above.

          SECTION 2.17. Tax Treatment. The Issuer, by entering into this Indenture, and the Holders and any Persons holding a beneficial interest in any Bond, by acquiring any Bond or interest therein, (i) express their intention that, solely for the purposes of federal income taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Bonds qualify under applicable tax law as indebtedness of the Member secured by the Collateral and (ii) solely for the purposes of federal income taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Bonds are outstanding, agree to treat the Bonds as indebtedness of the Member secured by the Collateral unless otherwise required by appropriate taxing authorities.

          SECTION 2.18. State Pledge. Under the laws of the State of Texas in effect on the Closing Date, the State of Texas (including the PUCT) has agreed for the benefit of the Holders, pursuant to Section 39.310 of the Securitization Law, as follows:

          "Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state (including the PUCT) pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds."

          The Issuer hereby acknowledges that the purchase of any Bond by a Holder or the purchase of any beneficial interest in a Bond by any Person are made in reliance on such agreement and pledge by the State of Texas.

          SECTION 2.19. Security Interests. The Issuer hereby makes the following representations and warranties. Other than the security interest granted to the Indenture Trustee pursuant to this Indenture in the applicable Series Supplement, the Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interests or security interests in any Series Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of any Series Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Holders of Bonds secured by such Series Collateral in connection with this Indenture. This Indenture constitutes a valid and continuing lien on the Series Collateral in favor of the Indenture Trustee on behalf of the Holders of the Bonds secured by such Series Collateral, which lien is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. With respect to the Series Collateral other than Transition Property, this Indenture creates a valid and continuing security interest (as defined in the UCC) in such Series Collateral, which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such as against creditors of and purchasers from the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Issuer has good and marketable title to the Series Collateral free and clear of any Lien, claim or encumbrance of any Person other than Permitted Liens. All of the Series Collateral constitute either Transition Property, deposit accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the Series Collateral may also take the form of instruments. The Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest granted in this Indenture. The Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Series Collateral granted to the Indenture Trustee. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Series Collateral other than those filed in favor of the Indenture Trustee. The Issuer is not aware of any judgment or tax Lien filings against the Issuer. The Collection Account for a Series of Bonds (including all subaccounts thereof) constitutes a "securities account" within the meaning of the UCC. The Issuer has taken all steps necessary to cause the securities intermediary of each such securities account to identify in its records the Indenture Trustee as the person having a Security Entitlement against the securities intermediary in such securities account, the Collection Account for such Series of Bonds is not in the name of any person other than the Indenture Trustee, and the Issuer has not consented to the securities intermediary of the Collection Account for such Series of Bonds to comply with entitlement orders of any person other than the Indenture Trustee. All of the Series Collateral constituting investment property has been and will have been credited to the Collection Account for such Series of Bonds or a subaccount thereof, and the entity acting as Indenture Trustee, in its capacity as the securities intermediary for such Collection Account, has agreed to treat all assets credited to the Collection Account for such Series of

Bonds as "financial assets" within the meaning of the UCC. Accordingly, the Indenture Trustee has a first priority perfected security interest in the Collection Account for such Series of Bonds, all funds and financial assets on deposit therein, and all Securities Entitlements relating thereto. The representations and warranties set forth in this Section 2.19 shall survive the execution and delivery of this Indenture and the issuance of any Bonds, shall be deemed re-made on each date on which any funds in the Collection Account for each Series of Bonds are distributed to Issuer or otherwise released from the lien of the Indenture and may not be waived by any party hereto except pursuant to a supplemental indenture executed in accordance with Article IX and as to which the Rating Agency Condition has been satisfied.

                                  ARTICLE III

                                    COVENANTS

          SECTION 3.01. Payment of Principal, Premium, if any, and Interest. The principal of and premium, if any, and interest on the Bonds shall be duly and punctually paid in accordance with the terms of the Bonds and this Indenture. Amounts properly withheld under the Code or other tax laws by any Person from a payment to any Holder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Holder for all purposes of this Indenture.

          SECTION 3.02. Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.

          To the extent any of the Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, (i) the Issuer will maintain in Luxembourg (A) an office and a transfer agent where Bonds may be surrendered for registration of transfer or exchange, (B) an office and a listing agent where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served, and (C) an office and a paying agent where payments in respect of the Bonds may be made and (ii) any reference in this Indenture to the office or agency of the Issuer referred to in this Section 3.02 shall also refer to such offices, and the transfer, listing and paying agents, of the Issuer in Luxembourg, as applicable. The Issuer shall give the Indenture Trustee and any other agent appointed under this Section 3.02 written notice of the location and identity, and of any change in the location or identity, of any such office or agency.

          SECTION 3.03. Money for Payments To Be Held in Trust. As provided in
Section 8.02(a), all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Collection Account for each Series of Bonds pursuant to Section 8.02(d) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from such Collection Account for payments with respect to any Bonds of such Series shall be paid over to the Issuer except as provided in this Section and Section 8.02.

          The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will: (i) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided; (ii) give the Indenture Trustee written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Bonds; (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Bonds if at any time the Paying Agent determines that it has ceased to meet the standards required to be met by a Paying Agent at the time of such determination; and (v) comply with all requirements of the Code and other tax laws with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Request; and, subject to Section 11.16, the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

          SECTION 3.04. Existence. The Issuer shall keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral.

          SECTION 3.05. Protection of Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all filings with the PUCT or the Texas Secretary of State pursuant to the Financing Order or to the Securitization Law and all financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

               (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

               (iii) enforce any of the Collateral, including any Swap
Agreement;

               (iv) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Holders in such Collateral against the Claims of all Persons and parties, including the challenge by any party to the validity or enforceability of the Financing Order, any Tariff, the Transition Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the PUCT or the State of Texas of any of its obligations or duties under the Securitization Law, the State Pledge, or the Financing Order or any Tariff; or

               (v) pay any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Indenture Trustee or the Servicer its agent and attorney-in-fact to execute upon the written direction of the Issuer any filings with the PUCT or the Texas Secretary of State, financing statements, continuation statements or other instrument required pursuant to this Section, it being understood that the Indenture Trustee shall have no such obligation or any duty to prepare such documents.

          SECTION 3.06. Opinions as to Collateral. (a) Promptly after the Series Issuance Date for each Series (including the Closing Date), the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any filings with the PUCT or the Texas Secretary of State pursuant to the Securitization Law and the Financing Order and any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (b) On or before ___________ in each calendar year, while any Series is outstanding, beginning on ___________, 200_, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the PUCT or the Texas Secretary of State pursuant to the Securitization Law and the Financing Order and any financing statements and continuation statements as are necessary to maintain the Lien created by this Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the PUCT or the Texas Secretary of State, financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien created by this Indenture until ___________ in the following calendar year.

          (c) Prior to the effectiveness of any amendment to the Sale Agreement, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel of external counsel either (A) stating that, in the opinion of such counsel, all filings, including filings with the PUCT and the Texas Secretary of State pursuant to the Securitization Law or the Financing Order, have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Transition Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

          SECTION 3.07. Performance of Obligations; Servicing; SEC Filings. (a) The Issuer (i) shall diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly provided in this Indenture, and any other Basic Document or such other instrument or agreement.

          (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

          (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including, but not limited to, filing or causing to be filed all filings with the PUCT or the Texas

Secretary of State pursuant to the Securitization Law or the Financing Order, all UCC financing statements and continuation statements required to be filed by it by the terms of this Indenture, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein.

          (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default under any Servicing Agreement, the Issuer shall promptly give written notice thereof to the Indenture Trustee and the Rating Agencies, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer under any such Servicing Agreement to perform any of its duties or obligations under such Servicing Agreement with respect to the Transition Property or the Transition Charges, the Issuer shall take all reasonable steps available to it to remedy such failure.

          (e) Upon the Indenture Trustee's receipt of written notice of a Servicer Default under any Servicing Agreement, the Indenture Trustee may, and at the written instruction of the PUCT or of the Holders of at least a majority of the Outstanding Amount of the related Series of Bonds shall, give written notice of termination to the Servicer pursuant to Section 7.01 of the Servicing Agreement. As promptly as possible after the giving of notice of termination to such Servicer and the Rating Agencies of such Servicer's rights and powers pursuant to Section 7.01 of any Servicing Agreement, the Indenture Trustee in accordance with the terms of the Intercreditor Agreement shall appoint a successor Servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Issuer and the Indenture Trustee. A Person shall qualify as a Successor Servicer only if such Person satisfies the requirements of such Servicing Agreement and any Intercreditor Agreement. If within 30 days after the delivery of the notice referred to above, a new Servicer shall not have been appointed, the Indenture Trustee may petition the PUCT or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, Oncor may make such arrangements for the compensation of such Successor Servicer as it and such successor shall agree, subject to the limitations set forth in Section 8.02 and in such Servicing Agreement.

          (f) Upon any termination of the Servicer's rights and powers pursuant to any Servicing Agreement, the Indenture Trustee shall promptly notify the Issuer, the Holders of the related Series of Bonds and the Rating Agencies. As soon as a Successor Servicer is appointed, the Indenture Trustee shall notify the Issuer, such Holders and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

          (g) Without derogating from the absolute nature of the assignment Granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Amount of the Bonds of all affected Series, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral, subject to the requirements of Section 9.02 of this Indenture, or the Basic Documents related to such Series, or waive timely performance or observance by the Seller or the Servicer under any Sale Agreement or any Servicing Agreement, respectively related to such Series; provided, that no such consent shall be required if (i) the Indenture Trustee shall have received an Opinion of Counsel stating that such waiver, amendment, modification, supplement or termination shall not adversely affect in any material respect the interests of such Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect in any material respect the rights of the Holders of any Series of Bonds Outstanding at the time of any such amendment, modification, supplement or waiver without the consent of such Holders. It shall not be necessary for such Holders pursuant to this clause
(g) to approve the particular form of any proposed amendment, modification, supplement, waiver or consent, but it shall be sufficient if such consent shall approve the substance thereof. Prior to its consent to any amendment, modification, supplement or waiver, the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that such amendment, modification, supplement or waiver is permitted. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment, modification, supplement or waiver which affects the Indenture Trustee's own rights, duties or immunities under the Basic Documents.

          (h) The Issuer shall file with the SEC such periodic reports, if any, as are required (without regard to the number of Holders of Bonds to the extent permitted by and consistent with the Issuer's obligations under applicable law) from time to time under Section 13 or Section 15(d) of the Exchange Act so long as any Bonds remain Outstanding, and the Issuer shall not voluntarily suspend or terminate its filing obligations with the SEC. The Issuer shall also, to the extent permitted by and consistent with the Issuer's obligations under applicable law, include in the periodic reports and other reports to be filed with the SEC pursuant to the Exchange Act the following information in respect of each series of Outstanding Bonds:

          I. monthly servicer reports in the form set forth as Exhibit A to the Servicing Agreement (to be included in the next Form 10-Q filed subsequent to the respective monthly report);

          II. a statement reporting the balance in the Collection Account and the balance in each Subaccount of the Collection Account as of the end of each quarter or the most recent date available (to be included in the Form 10-Q filed for that respective quarter);

          III. a statement showing the balance of Outstanding Bonds that reflects the actual periodic payments made on the Bonds (to be filed semi-annually in the next Form 10-Q filed);

          IV. the semi-annual Servicer's Certificate which is required to be submitted pursuant to the Servicing Agreement (to be filed in either a Form 10-Q, Form 10-K or Form 8-K);

          V. the text (or a link to the website where a reader can find the text) of each true-up filing in respect of the series of Outstanding Bonds and the results of each true-up filing (to be filed in either a Form 10-Q, Form 10-K or Form 8-K);

          VI. any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies (to be filed in a Form 8-K);

         VII. material legislative or regulatory developments directly relevant to the series of Outstanding Bonds (to be filed in a Form 8-K); and

        VIII. a quarterly statement (to be included in each Form 10-Q) affirming that, in all material respects, for each materially significant REP, (a) each REP has been billed in compliance with the requirements outlined in the Financing Order; (b) each REP has made payments in compliance with the requirements outlined in the Financing Order; and (c) each REP satisfies the creditworthiness requirements of the Financing Order.

In addition, the Issuer shall, to the extent permitted by and consistent with the Issuer's obligations under applicable law, cause to be posted on the website associated with the Issuer' parent:

          A. the Final Prospectus for each series of Outstanding Bonds;

          B. the monthly Servicer's Certificate delivered for each Series of Bonds pursuant to each Servicing Agreement;

          C. all information required to be filed by the Issuer with the SEC, including the information to be submitted in items I through VIII of this section (h) above as such information becomes available; and

          D. a current organization chart for the Issuer and the Servicer (unless the Servicer shall not be related to the Issuer in which case the Servicer shall post two separate organization charts), in each case disclosing the parents and material subsidiaries of the Issuer and the Servicer.

          (i) The Issuer shall make all filings required under the Securitization Law relating to the transfer of the ownership or security interest in the Transition Property other than those required to be made by the Seller or any Servicer pursuant to the Basic Documents.

          SECTION 3.08. Certain Negative Covenants. So long as any Bonds are Outstanding, the Issuer shall not:

               (i) except as expressly permitted by this Indenture, any Sale Agreement, any Servicing Agreement or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee in accordance with Article V;

               (ii) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code or other tax laws) or assert any claim against any present or former Holder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

               (iii) terminate its existence or dissolve or liquidate in whole or in part, except in a transaction permitted by Section 3.10;

               (iv) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Indenture except as may be expressly permitted hereby, (B) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture), to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax Liens arising by operation of law with respect to amounts not yet due) or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral;

               (v) elect to be classified as an association taxable as a corporation for federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with the treatment of the Issuer, for purposes of federal taxes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the sole owner of the Issuer;

               (vi) change its name, identity or structure or the location of its chief executive office, unless promptly after the effective date of any such change the Issuer delivers to the Indenture Trustee such documents, instruments or agreements, executed by the Issuer, as are necessary to reflect such change and to continue the perfection of the security interest of this Indenture; or

               (vii) take any action which is expressly stated in the Basic Documents to be subject to a Rating Agency Condition without satisfying the Rating Agency Condition.

          SECTION 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Rating Agencies not later than _______ of each year (commencing with _________), an Officer's Certificate stating, as to the Responsible Officer signing such Officer's Certificate, that:

               (i) a review of the activities of the Issuer during the preceding twelve months ended ___________ (or, in the case of the first such certificate, since the Series Issuance Date) and of performance under this Indenture has been made; and

               (ii) to the best of such Responsible Officer's knowledge, based on such review, the Issuer has in all material respects complied with all conditions and covenants under this Indenture throughout such twelve month period, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Responsible Officer and the nature and status thereof.

          SECTION 3.10. Issuer May Consolidate, etc., Only on Certain Terms.
(a) The Issuer shall not consolidate or merge with or into any other Person, unless:

               (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall (A) be a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplements, if any, and (C) assume all obligations and succeed to all rights of the Issuer under any Sale Agreement, any Servicing Agreement and any Swap Agreement;

               (ii) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such merger or consolidation;

               (iv) the Issuer shall have delivered to Oncor, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to Oncor and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to the Issuer, Oncor, the Indenture Trustee or the then existing Bondholders;

               (v) any action as is necessary to maintain the first priority perfected security interest in the Collateral created by this Indenture shall have been taken as evidenced by an Opinion of Counsel of external counsel delivered to the Indenture Trustee; and

               (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel of external counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10(a) and that all conditions precedent herein provided for in this Section 3.10(a) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

          (b) Except as specifically provided herein, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the Collateral, to any Person, unless:

               (i) the Person that acquires the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein and in the applicable Series Supplements, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Holders,
(D) unless otherwise provided in the supplemental indenture referred to in clause (B) above, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Bonds, (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the SEC (and any other appropriate Person) required by the Exchange Act in connection with the Bonds and (F) if such sale, conveyance, exchange, transfer or disposal relates to the Issuer's rights and obligations under any Sale Agreement or any Servicing Agreement, assume all obligations and succeed to all rights of the Issuer under such Sale Agreement and such Servicing Agreement, as applicable;

               (ii) immediately after giving effect to such transaction, no Default, Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Issuer shall have delivered to Oncor, the Indenture Trustee and the Rating Agencies an opinion or opinions of outside tax counsel (as selected by the Issuer, in form and substance reasonably satisfactory to Oncor and the Indenture Trustee, and which may be based on a ruling from the Internal Revenue Service) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the Issuer, Oncor, the Indenture Trustee or the then existing Bondholders;

               (v) any action as is necessary to maintain the first priority perfected security interest in the Collateral created by this Indenture shall have been taken as evidenced by an Opinion of Counsel of external counsel delivered to the Indenture Trustee; and

               (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel of external counsel each stating that such sale, conveyance, exchange, transfer or other disposition and such supplemental indenture comply with this Section 3.10(b) and that all conditions precedent herein provided for in this Section 3.10(b) with respect to such transaction have been complied with (including any filing required by the Exchange Act).

          SECTION 3.11. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

          (b) Except as set forth in Section 6.07, upon a sale, conveyance, exchange, transfer or other disposition of all the assets and properties of the Issuer in accordance with Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture and the other Basic Documents to be observed or performed on the part of the Issuer with respect to the Bonds and the Transition Property immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

          SECTION 3.12. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and managing the Transition Property and the other Collateral and the issuance of the Bonds in the manner contemplated by the Financing Order and this Indenture and the Basic Documents and activities incidental thereto.

          SECTION 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds and except preparatory to and in connection with the issuance of the Bonds and as contemplated by the Basic Documents.

          SECTION 3.14. Servicer's Obligations. The Issuer shall enforce the Servicer's compliance with and performance of all of the Servicer's material obligations under each Servicing Agreement.

          SECTION 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as otherwise contemplated any Sale Agreement, any Servicing Agreement, any Swap Agreement, this Indenture or any other Basic Document, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.16. Capital Expenditures. Other than the purchase of Transition Property from the Seller on each Series Issuance Date and other than expenditures made out of available funds in an aggregate amount not to exceed $_______ in any calendar year, the Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

          SECTION 3.17. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer may make, or cause to be made, any such distributions to any owner of an interest in the Issuer or otherwise with respect to any ownership or equity interest or similar security in or of the Issuer using funds distributed to the Issuer pursuant to Section 8.02(e), or which are not otherwise subject to the Lien of this Indenture to the extent that such distributions would not cause the balance of the Capital Subaccount of any Collection Account for a Series of Bonds to decline below 0.5 percent of the original principal amount of all Bonds of such Series that remain Outstanding. The Issuer will not, directly or indirectly, make payments to or distributions from any Series Collection Account except in accordance with this Indenture and the other Basic Documents.

          SECTION 3.18. Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, the PUCT and the Rating Agencies and, to the extent that the rules and regulations of the Luxembourg Stock Exchange so require, any agent in Luxembourg appointed pursuant to Section 3.02 prompt written notice of each Default or Event of Default hereunder as provided in Section 5.01, and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

          SECTION 3.19. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and to maintain the first priority perfected security interest of the Trustee in the Collateral.

          SECTION 3.20. Purchase of Subsequent Transition Property. (a) The Issuer may from time to time purchase Subsequent Transition Property from the Seller pursuant to a Sale Agreement, subject to the conditions specified in paragraph (b) below.

          (b) The Issuer shall be permitted to purchase from the Seller Subsequent Transition Property and the proceeds thereof only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

               (i) the Seller shall have provided the Issuer, the Indenture Trustee and the Rating Agencies with an Addition Notice, which shall be given not later than 10 days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Transition Property and the aggregate amount of the Transition Charges related to such Subsequent Transition Property, and shall have provided any information reasonably requested by any of the foregoing Persons with respect to the Subsequent Transition Property then being conveyed to the Issuer;

               (ii) the Securitization Law, such Sale Agreement and the related Financing Order shall be in full force and effect and a filing shall have been made pursuant to Section 39.309(d) of the Securitization Law;

               (iii) as of such Subsequent Transfer Date, the Seller will not be insolvent and will not have been made insolvent by such sale and transfer and the Seller is not aware of any pending insolvency with respect to itself;

               (iv) the Rating Agency Condition shall have been satisfied with respect to such sale and transfer;

               (v) the Seller shall have received and delivered to the Issuer and the Indenture Trustee: (i) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that the Issuer will not be subject to United States federal income tax as an entity separate from its sole owner and that the Bonds issued in connection with the purchase of such Subsequent Transition Property will continue to be treated as debt of the Issuer's sole owner for United States federal income tax purposes, (ii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) or, if the Seller so chooses, a ruling from the Internal Revenue Service, in either case to the effect that, for United States federal income tax purposes, the issuance of such Bonds will not result in gross income to the Seller, and (iii) an opinion of outside tax counsel (as selected by the Seller, and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) to the effect that such subsequent issuance will not adversely affect the characterization of any such Bonds then Outstanding as obligations of the Issuer's sole owner. The opinion of outside tax counsel described above may, if the Seller so chooses, be conditioned on the receipt by the Seller of one or more letter rulings from the Internal Revenue Service and in rendering such opinion outside tax counsel shall be entitled to rely on the rulings contained in such ruling letters and to rely on the representations made, and information supplied, to the Internal Revenue Service in connection with such letter rulings;

               (vi) as of such Subsequent Transfer Date, no breach by the Seller of its representations, warranties or covenants in such Sale Agreement and no Servicer Default shall exist;

               (vii) as of such Subsequent Transfer Date, the Issuer shall have sufficient funds available to pay the purchase price for the Subsequent Transition Property to be conveyed on such date and all conditions to the subsequent issuance of one or more Series of new Bonds intended to provide such funds set forth in Section 2.10 of this Indenture shall have been satisfied or waived;

               (viii) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b);

               (ix) (A) the Issuer shall have delivered to the Rating Agencies any Opinions of Counsel requested by the Rating Agencies and (B) the Issuer shall have delivered to the Indenture Trustee the Opinion of Counsel required by
Section 3.06(c) of this Indenture; and

               (x) The Seller and the Issuer shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Subsequent Transition Property and the proceeds thereof, and the Issuer shall have taken any action required to maintain the first priority perfected security interest of the Indenture Trustee in the Subsequent Transition Property and the proceeds thereof.

          SECTION 3.21. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative, agent or attorney of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited annually by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

          SECTION 3.22. Sale Agreement, Intercreditor Agreement, Administration Agreement, and Servicing Agreement Covenants. (a) The Issuer agrees to take all such lawful actions to enforce its rights under any Sale Agreement, any Intercreditor Agreement, Administration Agreement and any Servicing Agreement and to compel or secure the performance and observance by the Seller, the Administrator, each Servicer and Oncor of each of their respective obligations under or in connection with any Sale Agreement, any Intercreditor Agreement and any Servicing Agreement in accordance with the terms thereof. So long as no Event of Default occurs and is continuing, but subject to Section 3.22(c), the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with any Sale Agreement, any Intercreditor Agreement, the Administration Agreement and any Servicing Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect.

          (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Holders of a majority of the Outstanding Amount of the Bonds of all Series shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, Oncor, the Administrator and each Servicer, as the case may be, under or in connection with any Sale Agreement, Administration Agreement, any Intercreditor Agreement and any Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, Oncor or each Servicer of each of their obligations thereunder and to give any consent, request, notice, direction, approval, extension or waiver under any Sale Agreement, any Intercreditor Agreement and any Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

          (c) Promptly following a default by the Seller under any Sale Agreement, by Oncor or any successor to Oncor under any Intercreditor Agreement, or by the Administrator under the Administration Agreement or the occurrence of a Servicer Default under any Servicing Agreement, and at the Issuer's expense, the Issuer agrees to take all such lawful actions as the Indenture Trustee may request to compel or secure the performance and observance by each of the Seller, Oncor, the Administrator or the Servicer of their obligations under and in accordance with any Sale Agreement, any Intercreditor Agreement or any Servicing Agreement, as the case may be, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with such agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of any default by the Seller, Oncor, the Administrator or any Servicer, respectively, thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance of their obligations under any Sale Agreement, any Intercreditor Agreement, the Administration Agreement or any Servicing Agreement, as applicable.

          SECTION 3.23. Taxes. So long as any of the Bonds are Outstanding, the Issuer shall pay all taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Collateral; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliates has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                                   ARTICLE IV

                     SATISFACTION AND DISCHARGE; DEFEASANCE

          SECTION 4.01. Satisfaction and Discharge of Indenture; Defeasance.
(a) This Indenture shall cease to be of further effect with respect to the Bonds of any Series and the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Bonds of such Series, when:

               (i) either

                    (A) all Bonds of such Series theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in
          Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                    (B) either (x) the Scheduled Final Payment Date has occurred with respect to all Bonds of such Series not theretofore delivered to the Indenture Trustee for cancellation, (y) such Bonds will be due and payable on their respective Scheduled Final Payment Dates within one year, or (z) such Bonds are to be called for redemption within one year in accordance with the provisions of the applicable Series Supplement, and in any such case, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee in trust for such purpose (i) cash, (ii) U.S. Government Obligations which through the scheduled payments of principal and interest in respect thereof in accordance with their terms are, or (iii) a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds when scheduled not theretofore delivered to the Indenture Trustee for cancellation;

               (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series; and

               (iii) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to Bonds of such Series have been complied with.

          (b) Subject to Sections 4.01(c) and 4.02, the Issuer at any time may terminate (i) all its obligations under this Indenture with respect to the Bonds of any Series ("Legal Defeasance Option") or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17,
3.18 and 3.19 and the operation of Section 5.01(iv) ("Covenant Defeasance

Option") with respect to any Series of Bonds. The Issuer may exercise the Legal Defeasance Option with respect to any Series of Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

          If the Issuer exercises the Legal Defeasance Option with respect to any Series, the maturity of the Bonds of such Series may not be accelerated because of an Event of Default. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the maturity of the Bonds of such Series may not be accelerated because of an Event of Default specified in Section 5.01(iv).

          Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Bonds, the Indenture Trustee, on reasonable written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

          (c) Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Holders to receive payments of principal, premium, if any, and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.03) and (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee payable to all or any of them, shall survive until the Bonds of the Series as to which this Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b) have been paid in full. Thereafter the obligations in Sections 6.07 and 4.04 with respect to such Series shall survive.

          SECTION 4.02. Conditions to Defeasance. The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Bonds only if:

          (a) the Issuer irrevocably deposits or causes to be deposited in trust with the Indenture Trustee (i) cash, (ii) U.S. Government Obligations or (iii) a combination thereof for the payment of principal of and premium, if any, and interest on such Bonds to the Scheduled Final Payment Dates or Optional Redemption Date therefor, as applicable and all other sums payable hereunder by the Issuer with respect to such Bonds;

          (b) the Issuer delivers to the Indenture Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Bonds of such Series (i) subject to clause
(ii), principal in accordance with the Expected Amortization Schedule therefor,
(ii) if such Series is to be redeemed, the Optional Redemption Price therefor on the Optional Redemption Date, (iii) interest when due and (iv) all other sums payable hereunder by the Issuer with respect to such Bonds.

          (c) in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 5.01(vi) or (vii) occurs which is continuing at the end of the period;

          (d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

          (e) in the case of an exercise of the Legal Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external tax counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (f) in the case of an exercise of the Covenant Defeasance Option, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel of external tax counsel to the effect that the Holders of the Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (g) the Issuer delivers to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Bonds of such Series to the extent contemplated by this Article IV have been complied with; and

          (h) the Rating Agency Condition shall have been satisfied with respect to the exercise of any Legal Defeasance Option or Covenant Defeasance Option.

          Before or after a deposit pursuant to this Section 4.02 with respect to any Series of Bonds, the Issuer may make arrangements satisfactory to the Indenture Trustee for the redemption of such Bonds at a future date in accordance with Article X.

          SECTION 4.03. Application of Trust Money. All moneys or U.S. Government Obligations deposited with the Indenture Trustee pursuant to Section
4.01 or 4.02 hereof shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Bonds for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law. Notwithstanding anything to the contrary in this Article IV, the Indenture Trustee shall deliver or pay to the

Issuer from time to time upon Issuer Request any cash or U.S. Government Obligations held by it pursuant to Section 4.02 which, in the opinion of a nationally recognized firm of Independent accountants expressed in a written certification thereof delivered to the Indenture Trustee, are in excess of the amount thereof which would be required to be deposited for the purpose for which such cash or U.S. Government Obligations were deposited, provided that any such payment shall be subject to the satisfaction of the Rating Agency Condition.

          SECTION 4.04. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Bonds of any Series, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture or the Intercreditor Agreement with respect to such Bonds shall, upon demand of the Issuer in accordance with Section 3.03, be paid to the Indenture Trustee to be held and applied according to Section 4.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                    REMEDIES

          SECTION 5.01. Events of Default. "Event of Default" with respect to any Series, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of any interest on any Bond of such Series when the same becomes due and payable (whether such failure to pay interest is caused by a shortfall in Transition Charges received or otherwise), and such default shall continue for a period of five Business Days; or

               (ii) default in the payment of the then unpaid principal of any Bond of such Series on the Final Maturity Date for such Series or, if applicable, any Class on the Final Maturity Date; or

               (iii) default in the payment of the Optional Redemption Price for any Bond on the Optional Redemption Date therefor; or

               (iv) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than defaults specified in clauses (i), (ii) or (iii) above), and such default shall continue or not be cured, for a period of 30 days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or (B) the date that the Issuer has actual knowledge of the default; or

               (v) any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, within 30 days after the earlier of (A) the date that there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds of such Series, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder or (B) the date the Issuer has actual knowledge of the default; or

               (vi) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Series Collateral securing such Series in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Collateral securing such Series, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

               (vii) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Series Collateral securing such Series, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

               (viii) any act or failure to act by the State of Texas or any of its agencies (including the PUCT) which violates or is not in accordance with the State Pledge; or

               (ix) an Event of Default with respect to any other Series of Bonds outstanding under this Indenture; or

               (x) any other event designated as such in a Series Supplement, if any.

          The Issuer shall deliver to a Responsible Officer of the Indenture Trustee and to the Rating Agencies, within five days after a Responsible Officer of the Issuer has knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event (I) which is an Event of Default under clauses (i), (ii), (iii), (vi), (vii), (viii), (ix) or (x) or (II) which with the giving of notice, the lapse of time, or both, would become an Event of Default under clause (iv) or (v), including, in each case, the status of such Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under clause (viii) of Section 5.01) should occur and be continuing with respect to any Series, then and in every such case the Indenture Trustee or the Holders representing not less than a majority of the Outstanding Amount of the Bonds of such Series, voting as a single class, may declare all Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Holders), and upon any such declaration the unpaid principal amount of the Bonds of such Series, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

          At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders representing not less than a majority of the Outstanding Amount of the Bonds of such Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                    (A) all payments of principal of and premium, if any, and interest on all Bonds of such Series and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                    (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

               (ii) all Events of Default with respect to such Series, other than the nonpayment of the principal of the Bonds of such Series that has become due solely by such acceleration, have been cured or waived as provided in
Section 5.12.

          No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) If an Event of Default under Section 5.01(i), (ii) or
(iii) has occurred and is continuing with respect to any Series, subject to
Section 11.18, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and, subject to the limitations on recourse set forth herein, may enforce the same and collect in the manner provided by law out of the Series Collateral and the proceeds thereof, the whole amount then due and payable on the Bonds of such Series for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Bonds of such Series or the applicable Class of such Series and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

          (b) If an Event of Default (other than Event of Default under clause
(viii) of Section 5.01) occurs and is continuing with respect to any Series, the Indenture Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of such Series, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

          (c) If an Event of Default under Section 5.01(vi) or (vii) has occurred and is continuing, the Indenture Trustee, irrespective of whether the principal of any Bonds of any Series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in any Proceedings related to such Event of Default or otherwise:

               (i) to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such Proceedings;

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee in bankruptcy, a standby trustee or Person performing similar functions in any such Proceedings; and

               (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

          (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

          (e) All rights of action and of asserting claims under this Indenture, or under any of the Bonds of any Series, may be enforced by the Indenture Trustee without the possession of any of the Bonds of such Series or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds of such Series.

          (f) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Holder a party to any such Proceedings.

          SECTION 5.04. Remedies; Priorities. (a) If an Event of Default (other than an Event of Default under clause (viii) of Section 5.01) shall have occurred and be continuing with respect to a Series, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds of such Series or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth herein, enforce any judgment obtained, and collect moneys adjudged due upon such Bonds;

               (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Series Collateral securing such Series;

               (iii) exercise any remedies of a secured party under the UCC or the Securitization Law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Bonds of such Series;

               (iv) sell the Series Collateral securing such Series or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

               (v) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Administrator, or any Servicer under or in connection with any Sale Agreement, Administration Agreement, any Servicing Agreement or any Intercreditor Agreement or against any Swap Counterparty under any Swap Agreement;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any portion of the Series Collateral securing such Series following such an Event of Default, other than an Event of Default described in Section 5.01(i), (ii) or (iii), with respect to such Series unless (A) the Holders of 100 percent of the Outstanding Amount of the Bonds of such Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Holders of such Series are sufficient to discharge in full all amounts then due and unpaid upon such Bonds for principal, premium, if any, and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Indenture Trustee determines that the Series Collateral securing such Series will not continue to provide sufficient funds for all payments on the Bonds of such Series as they would have become due if the Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3 percent of the Outstanding Amount of the Bonds of such Series. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Collateral for such purpose.

          (b) If an Event of Default under clause (viii) of Section 5.01 shall have occurred and be continuing, the Indenture Trustee, for the benefit of the Holders, shall be entitled and empowered to the extent permitted by applicable law, to institute or participate in Proceedings necessary to compel performance of or to enforce the State Pledge and to collect any monetary damages incurred by the Holders or the Indenture Trustee as a result of any such Event of Default, and may prosecute any such Proceeding to final judgment or decree.

          (c) If the Indenture Trustee collects any money pursuant to this
Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

          SECTION 5.05. Optional Preservation of the Collateral. If the Bonds of a Series have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Series Collateral securing such Series in accordance with Section 5.04(a). It is the desire of the parties hereto and the Holders that there be at all times sufficient funds for the payment of principal of and premium, if any, and interest on the Bonds of any Series, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Series Collateral securing such Series. In determining whether to maintain possession of the Series Collateral, the Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Series Collateral for such purpose.

          SECTION 5.06. Limitation of Suits. No Holder of any Bond of any Series shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder previously has given written notice to the Indenture Trustee of a continuing Event of Default with respect to such Series;

               (ii) the Holders of not less than a majority of the Outstanding Amount of the Bonds of such Series have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (iii) such Holder or Holders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Bonds of such Series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

          In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders, each representing less than a majority of the Outstanding Amount of the Bonds of all Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          SECTION 5.07. Unconditional Rights of Holders to Receive Principal, Premium, if any, and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Bond on the due dates thereof expressed in such Bond or in this Indenture, (ii) the unpaid principal, if any, of such Bonds on the Final Maturity Date therefor or
(iii) in the case of redemption, receive payment of the unpaid principal and premium, if any, and interest, if any, on such Bond on the Optional Redemption Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          SECTION 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Issuer, the Indenture Trustee and the Holders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

          SECTION 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

          SECTION 5.11. Control by Holders. The Holders of not less than a majority of the Outstanding Amount of the Bonds of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Bonds of such Series or Class or Classes or exercising any trust or power conferred on the Indenture Trustee with respect to such Series or Class or Classes; provided that

               (i) such direction shall not be in conflict with any rule of law or with this Indenture;

               (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Series Collateral securing a Series of Bonds shall be by the Holders of Bonds of such Series representing not less than 100 percent of the Outstanding Amount of the Bonds of such Series;

               (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Series Collateral securing a Series of Bonds pursuant to such Section, then any direction to the Indenture Trustee by Holders representing less than 100 percent of the Outstanding Amount of the Bonds of such Series to sell or liquidate such Series Collateral shall be of no force and effect; and

               (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, the Indenture Trustee's duties shall be subject to
Section 6.01, and the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Holders not consenting to such action.

          SECTION 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Bonds of any Series as provided in Section 5.02, the Holders of Bonds of such Series representing not less than a majority of the Outstanding Amount of the Bonds of such Series and the PUCT together may waive any past Default or Event of Default with respect to such Series and its consequences except a Default (a) in payment when due of principal of or premium, if any, or interest on any of the Bonds of such Series or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Bond of such Series or Classes affected. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

          Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Bond by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Holder, or group of Holders, in each case holding in the aggregate more than ten percent (10%) of the Outstanding Amount of the Bonds of a Series or (c) any suit instituted by any Holder for the enforcement of the payment of (i) interest on any Bond on or after the due dates expressed in such Bond and in this Indenture, (ii) the unpaid principal, if any, of any Bond on or after the Final Maturity Date therefor or (iii) in the case of redemption, the unpaid principal of and premium, if any, and interest on any Bond on or after the Optional Redemption Date therefor.

          SECTION 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15. Action on Bonds. The Indenture Trustee's right to seek and recover judgment on the Bonds or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or any other assets of the Issuer.

          SECTION 5.16. Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Issuer's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and any Servicer, as applicable, of each of their obligations to the Issuer under or in connection with any Sale Agreement and any Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with any such agreements, respectively, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or any Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or any Servicer of each of their respective obligations under any Sale Agreement and any Servicing Agreement, respectively.

          (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of not less than a majority of the Outstanding Amount of an affected Series of Bonds shall, subject to Article VI, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the applicable Sale Agreement and the applicable Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such Sale Agreement or such Servicing Agreement, respectively, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

          SECTION 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


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


          (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

          (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

          (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Sale Agreement, the Administration Agreement, the Servicing Agreement and the Intercreditor Agreement.

          (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (i) In the event that the Indenture Trustee is also acting as Paying Agent or Securities Registrar hereunder, the protections of this Article VI shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Securities Registrar.

          (j) Except for the express duties of the Indenture Trustee with respect to the administrative functions set forth in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect Transition Property or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Transition Property.

          SECTION 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely and shall be fully protected in relying on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer's Certificate or an Opinion of Counsel that such action is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel.

          (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Bonds shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Basic Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture, unless it shall have reasonable grounds to believe that security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby is reasonably assured to it.

          SECTION 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Securities Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

          SECTION 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for the form, character, genuiness, sufficiency, value or validity of any Collateral. The Indenture Trustee shall not be responsible for and makes no representation (other than as set forth in Section 6.13) as to the validity or adequacy of this Indenture or the Bonds, it shall not be accountable for the Issuer's use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Indenture Trustee's certificate of authentication. The Indenture Trustee shall not be liable for the default or misconduct of the Issuer, the Seller, any Servicer, the Administrator, or the Member or any Manager of the Issuer under any Basic Document or otherwise.

          SECTION 6.05. Notice of Defaults. (a) If a Default occurs and is continuing with respect to any Series and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to the PUCT and to each Holder of Bonds of all Series notice of the Default within 90 days after actual notice of such Default was received by a Responsible Officer of the Indenture Trustee. Except in the case of a Default in payment of principal of and premium, if any, or interest on any Bond, the Indenture Trustee may withhold giving notice to Holders of the Bonds if and so long as the Indenture Trustee in good faith determines that withholding the notice from Holders of the Bonds is in the interests of Holders.

          (b) The Indenture Trustee shall promptly mail to the PUCT notice of any legal fees or other expenses paid pursuant to Section 8.02(e) or incurred by the Indenture Trustee in defending or prosecuting any actual or threatened litigation, including any administrative proceeding, in respect of the Bonds or the Collateral.

          SECTION 6.06. Reports by Indenture Trustee to Holders. (a) So long as Bonds are Outstanding and the Indenture Trustee is the Securities Registrar and Paying Agent, within the prescribed period of time for tax reporting purposes after the end of each calendar year it shall deliver to each relevant current or former Holder such information in its possession as may be required to enable such Holder to prepare its federal income and any applicable local or state tax returns.

          (b) With respect to each Series of Bonds, on or prior to each Payment Date or Special Payment Date therefor, the Indenture Trustee will deliver to each Holder of such Bonds on such Payment Date or Special Payment Date a statement as provided and prepared by the Servicer which will include (to the extent applicable) the following information (and any other information so specified in the applicable Series Supplement) as to the Bonds of such Series with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

               (i) the amount of the payment to Holders allocable to principal, if any;

               (ii) the amount of the payment to Holders allocable to interest;

               (iii) the aggregate Outstanding Amount of such Bonds, after giving effect to any payments allocated to principal reported under (i) above; and

               (iv) the difference, if any, between the amount specified in subsection (iii) above and the Outstanding Amount specified in the related Expected Amortization Schedule.

          (c) If any Bonds are listed on the Luxembourg Stock Exchange and rules of such exchange so require, the Issuer's listing agent shall arrange for publication in accordance with such rules a notice that such statement shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to
Section 3.02.

          (d) The Issuer shall send a copy of each of the Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and the Annual Accountant's Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Rating Agencies. A copy of such certificate and report may be obtained by any Holder by a request in writing to the Indenture Trustee.

          SECTION 6.07. Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney's fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under any Series Supplement [and under any other Basic Document]. The Indenture Trustee shall notify the Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Indenture Trustee may have separate counsel if there is a conflict of interest as determined by the Indenture Trustee and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith. The rights of the Indenture Trustee set forth in this Section 6.07 are subject to and limited by the priority of payments set forth in Section 8.02(e); except as provided below.

          Any fees and expenses reasonably incurred by the Indenture Trustee (including reasonable attorney's fees and expenses) in excess of the amounts covered as set forth in Section 8.02(e) shall be paid from the Indenture Trustee Reserve Account in accordance with the terms of the Account Agreement.

          The payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(vi) or (vii) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

          SECTION 6.08. Replacement of Indenture Trustee. The Indenture Trustee may resign at any time upon 30 days notice to the Issuer, provided that no such resignation shall be effective until either (a) the Collateral has been completely liquidated and the proceeds of the liquidation distributed to the Holders or (b) a successor trustee having the qualifications set forth in
Section 6.11 has been designated and has accepted such trusteeship. The Holders


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


of a majority in Outstanding Amount of the Bonds of all Series may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

               (i) the Indenture Trustee fails to comply with Section 6.11;

               (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

               (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee gives notice of resignation or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

          A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture and the Intercreditor Agreement. The successor Indenture Trustee shall mail a notice of its succession to Holders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee (including unless otherwise agreed by the successor Indenture Trustee, all REP Deposit Accounts held by the Indenture Trustee) to the successor Indenture Trustee.

          If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Bonds of all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          If the Indenture Trustee fails to comply with Section 6.11, any Holder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

          SECTION 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, however, that if such successor Indenture Trustee is not eligible under Section 6.11, then the successor Indenture Trustee shall be replaced in accordance with
Section 6.08. Notice of any such event shall be promptly given to each Rating Agency by the successor Indenture Trustee and by the Issuer to any agent in Luxembourg appointed pursuant to Section 3.02.

          In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Bonds shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Bonds so authenticated; and in case at that time any of the Bonds shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Bonds or in this Indenture provided that the certificate of the Indenture Trustee shall have.

          SECTION 6.10. Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust created by this Indenture or the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust created by this Indenture or the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

          (d) If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and Section 310(a)(5) and Section 26(a)(1) of the Investment Company Act of 1940. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of "Baa3" or better by Moody's and "BBB-" or better by Fitch (or the equivalent thereof) or better by any other Rating Agency from which a rating is available. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          SECTION 6.13. Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby represents and warrants that:

          (a) the Indenture Trustee is a banking corporation validly existing and in good standing under the laws of the State of New York; and

          (b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the Basic Documents to which the Indenture Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and such Basic Documents.

          SECTION 6.14. Annual Report by Independent Public Accountants. In the event the firm of independent certified public accountants requires the Indenture Trustee to agree or consent to the procedures performed by such firm pursuant to Section 3.04 of the Servicing Agreement, the Indenture Trustee shall deliver such letter of agreement or consent in conclusive reliance upon the written direction of the Issuer in accordance with Section 3.04 of the Servicing Agreement.

          SECTION 6.15. Custody of Collateral. The Indenture Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Collateral as constitute investment property through a securities intermediary (which may be the entity acting as Indenture Trustee), which securities intermediary shall agree (and, to the extent that the entity acting as Indenture Trustee is the securities intermediary, such entity hereby agrees with respect to itself as securities intermediary) with such entity that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee,
(b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien, security interest, right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the internal laws of the State of New York. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this
Section 6.15, or elsewhere in this Indenture, the Indenture Trustee shall not hold Collateral through an agent or a nominee.

                                  ARTICLE VII

                           HOLDERS' LISTS AND REPORTS

          SECTION 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Holders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date with respect to each Series and (ii) six months after the last Record Date with respect to each Series, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Bonds of such Series as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Securities Registrar, no such list shall be required to be furnished. In addition, the Issuer shall furnish such list to any listing, transfer or paying agent appointed under Section 3.02 to the extent such information is required by the rules and regulations of the Luxembourg Stock Exchange.

          SECTION 7.02. Preservation of Information; Communications to Holders.
(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Securities Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.


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          (b) Holders may communicate pursuant to TIA Section 312(b) with other
Holders with respect to their rights under this Indenture or under the Bonds. In addition, upon the written request of any Holder or group of Holders of any Series or of all Outstanding Series of Bonds evidencing not less than 10 percent of the Outstanding Amount of the Bonds of that Series or all Series, as applicable, the Indenture Trustee shall afford the Holder or Holders access during business hours to the current list of Holders of that Series or all Outstanding Series, as applicable, for purposes of communicating with other Holders with respect to their rights hereunder.

          (c) The Issuer, the Indenture Trustee and the Securities Registrar shall have the protection of TIA Section 312(c).

          SECTION 7.03. Reports by Issuer. (a) The Issuer shall:

               (i) so long as the Issuer is required to file such documents with the SEC, provide to the Indenture Trustee and, so long as any Bonds are listed on the Luxembourg Stock Exchange and its rules so require, with the listing agent of the Issuer in Luxembourg appointed pursuant to Section 3.02, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;

               (ii) provide to the Indenture Trustee, file with the SEC and, so long as any Bonds are listed on the Luxembourg Stock Exchange and its rules so require, the listing agent of the Issuer in Luxembourg appointed pursuant to
Section 3.02, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Holders described in TIA Section 313(c)) and, so long as any Bonds are listed on the Luxembourg Stock Exchange and its rules so require, to the listing agent of the Issuer in Luxembourg appointed pursuant to
Section 3.02, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the SEC.

          (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

          SECTION 7.04. Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after ___________ of each year, commencing with the year after the issuance of the Bonds of any Series, the Indenture Trustee shall mail to each Holder of Bonds of such Series as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b); provided, however,


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that the initial report so issued shall be delivered not more than 12 months after the initial issuance of each Series.

          A copy of each report at the time of its mailing to Holders shall be filed by the Servicer with the SEC and each stock exchange, if any, on which the Bonds are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Bonds are listed on any stock exchange.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

          SECTION 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.02. Collection Account and REP Deposit Accounts. (a) Prior to the Series Issuance Date for each Series of Bonds issued hereunder, the Issuer shall open or cause to be opened, at the Indenture Trustee's Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Indenture Trustee's name for the deposit of Estimated TC Collections, TC Collections for such Series of Bonds and all other amounts received with respect to the Series Collateral securing such Series of Bonds (each, a "Collection Account" and collectively, the "Collection Accounts"). The Collection Account for each Series of Bonds will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount (the "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). Prior to or concurrently with the issuance of any Series of Bonds the Member shall deposit into the Capital Subaccount for such Series an amount equal to the Required Capital Level for such Series. All amounts in the Collection Account for any Series of Bonds not allocated to any other subaccount shall be allocated to the General Subaccount for such Series of Bonds. Prior to the initial Payment Date, all amounts in the Collection Account for a Series of Bonds (other than funds deposited into the Capital Subaccount, up to the Required Capital Level for such Series of Bonds) shall be allocated to the General Subaccount for such Series of Bonds. All references to any Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of any Collection Account shall be made as set forth in Section 8.02(d) and (e). Each Collection Account shall at all times be maintained in an Eligible Account, will be under the sole dominion and exclusive control of the Indenture Trustee, and only the Indenture Trustee shall have access to such Collection Account for


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


the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Indenture. Funds in a Collection Account shall not be commingled with any other moneys, including moneys in any other Collection Account. All moneys deposited from time to time in a Collection Account, all deposits therein pursuant to this Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in such Collection Account for such Series of Bonds as part of the Series Collateral securing such Bonds as herein provided.

          (b) The Indenture Trustee (in its capacity as securities intermediary for the foregoing accounts) hereby confirms that (i) each Collection Account is, or at inception will be established as, a "securities account" as such term is defined in Section 8-501(a) of the UCC, (ii) it is a "securities intermediary" (as such term is defined in Section 8-102(a) (14) of the UCC) and is acting in such capacity with respect to such account, and (iii) the Indenture Trustee for the benefit of the Holders of the applicable Series of Bonds is the sole "entitlement holder" (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such account and no other Person shall have the right to give "entitlement orders" (as such term is defined in Section 8-102(a)(8)) with respect to such account. The Indenture Trustee (in its capacity as securities intermediary for each foregoing account) hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the applicable Collection Account at the written direction of the Servicer and shall be treated by it as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC. Notwithstanding anything to the contrary, New York State shall be deemed to be the location and jurisdiction of the Indenture Trustee (in its capacity as the securities intermediary for the foregoing accounts) for purposes of Section 8-110 of the UCC, and each Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

          (c) The Indenture Trustee shall have sole dominion and exclusive control over all moneys in each Collection Account and shall apply such amounts therein as provided in this Section 8.02. The Indenture Trustee at the written direction of the Servicer shall also pay from the Collection Account any amounts requested to be paid by or to the Servicer pursuant to Section 6.11(c)(ii) of the Servicing Agreement.

          (d) TC Collections shall be deposited in the General Subaccount as provided in Section 6.11 of the applicable Servicing Agreement. All deposits to and withdrawals from a Collection Account, all allocations to the subaccounts of such Collection Account and any amounts to be paid to the applicable Servicer under Section 8.02(c) shall be made by the Indenture Trustee in accordance with the written instructions provided by such Servicer in the Servicer's Certificate or upon other written notice provided by such Servicer pursuant to Section 6.11(c)(ii) of such Servicing Agreement, as applicable.

          (e) On each Payment Date for any Series of Bonds, the Indenture Trustee shall apply all amounts on deposit in the Collection Account for a particular Series of Bonds, including all net earnings thereon, to pay the following amounts, in accordance with the Servicer's Certificate, in the following priority:


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


               (i) all amounts owed by the Issuer to the Indenture Trustee (including reasonable attorney's fees and expenses), allocated among all Series of Bonds Outstanding as the Indenture Trustee determines appropriate, shall be paid to the Indenture Trustee (subject to Section 6.07) and all amounts owed to the Independent Managers in connection with their acting as managers under the LLC Agreement, allocated on a pro rata basis among all Series of Bonds Outstanding based on the Outstanding principal amount of each Series, shall be paid to the Independent Managers, as appropriate, in an amount not to exceed $30,000 annually for all Series of Bonds Outstanding.

               (ii) the Servicing Fee, which will be a fixed percentage of the initial principal amount of each Series of Bonds Outstanding, and any unpaid Servicing Fees for prior Payment Dates shall be paid to the Servicer;

               (iii) so long as no Default or Event of Default shall have occurred and be continuing with respect to a Series of Bonds or would result from such payment, all other fees, expenses and indemnity amounts, including the Administrator's fees shall be paid to the Persons entitled thereto or, if such have been previously paid by the Issuer, to the Issuer in reimbursement thereof, allocated among all such Series; provided that the amounts paid pursuant to this clause (iii) in any calendar year shall not exceed $185,000 for all Series of Bonds Outstanding, less the amounts paid under clause (i) above;

               (iv) any overdue Periodic Interest (together with, to the extent lawful, interest on such overdue Periodic Interest at the applicable Bond Interest Rate) with respect to any Series of Bonds shall be paid to the Holders of such Series of Bonds;

               (v) Periodic Interest for such Payment Date with respect to each Series of Bonds shall be paid to the Holders of such Series of Bonds;

               (vi) any amounts due on such Payment Date to the counterparty under any Swap Agreement shall be paid with respect to each Series of Bonds;

               (vii) principal due and payable on the Bonds of any Series as a result of an Event of Default or on the Final Maturity Date of the Bonds of such Series or upon redemption, shall be paid to the Holders of such Series of Bonds;

               (viii) any overdue Periodic Principal payable with respect to any Series of Bonds shall be paid to the Holders of such Series of Bonds;

               (ix) Periodic Principal for such Payment Date with respect to each Series of Bonds shall be paid to the Holders of such Series of Bonds;

               (x) the amount, if any, by which the Required Capital Level with respect to all Outstanding Series of Bonds exceeds the amount in the Capital Subaccount for such Series as of such Payment Date shall be allocated to the Capital Subaccount for such Series;

               (xi) the amount, if any, by which the Required
Overcollateralization Level with respect to all Outstanding Series of Bonds exceeds the amount in the Overcollateralization Subaccount as of such Payment


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


Date for such Series shall be allocated to the Overcollateralization Subaccount for such Series;

               (xii) if there is a positive balance after making the foregoing allocations, an amount not to exceed the lesser of such balance and the investment earnings on the Capital Subaccount for such Series of Bonds shall be paid to the Issuer;

               (xiii) if there is a termination Swap Payment (payable only after all of the Bonds of such Series have been paid in full);

               (xiv) the balance, if any, shall be allocated to the Reserve Subaccount for such Series of Bonds for distribution on subsequent Payment Dates; and

               (xv) after principal of and premium, if any, and interest on all Bonds of such Series, and all of the other foregoing amounts, have been paid in full, the balance (including all amounts then held in the Overcollateralization Subaccount, the Capital Subaccount and the Reserve Subaccount for such Series), if any, shall be paid to the Issuer, free from the lien of this Indenture.

All payments to the Holders of a Series pursuant to clauses (iv), (v), (vii),
(viii) and (ix) above shall be made to such Holders pro rata based on the respective amounts of interest and/or principal owed, unless, in the case of a Series comprised of two or more Classes, the Series Supplement, if any, for such Series provides otherwise. Payments in respect of principal of and premium, if any, and interest on any Class of Bonds will be made on a pro rata basis among all the Holders of such Class.

          (f) If on any Payment Date funds on deposit in the General Subaccount for a Series of Bonds are insufficient to make the payments contemplated by clauses (i) through (ix) of Section 8.02(e) above, the Indenture Trustee shall
(i) first, draw from amounts on deposit in the Reserve Subaccount for such Series, (ii) second, draw from amounts on deposit in the Overcollateralization Subaccount for such Series and (iii) third, draw from amounts on deposit in the Capital Subaccount for such Series, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (ix) of Section 8.02(e). In addition, if on any Payment Date funds on deposit in the General Subaccount for such Series are insufficient to make the allocations contemplated by clauses (x) and (xi) above, the Indenture Trustee shall draw from amounts on deposit in the Reserve Subaccount for such Series to make such allocations.

          (g) The Indenture Trustee, shall, as directed by the Servicer in writing under Section 3.05(e) of the Servicing Agreement, maintain one segregated trust account with a separate accounting by ledger for each Depositing REP in the Indenture Trustee's name (the "REP Deposit Account") at its Corporate Trust Office, or at another Eligible Institution, for REP deposits provided pursuant to the Financing Order or Tariff for the benefit of the Indenture Trustee and the applicable Depositing REP. Pursuant to and in accordance with the Financing Order, amounts received from any REP as a security deposit shall be deposited into the REP Deposit Account. To the extent permitted by the Financing Order, Tariff and PUCT Regulations, the REP Deposit Account shall at all times be maintained in an Eligible Account, shall be subject to a


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


perfected first priority security interest in favor of the Indenture Trustee for the benefit of the Holders of the Bonds from time to time issued and outstanding, and shall be under the sole dominion and exclusive control of the Indenture Trustee. Funds in the REP Deposit Account shall not be commingled with any other moneys. All or a portion of the funds in the REP Deposit Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee in Eligible Investments pursuant to the written direction of the Servicer (or, absent such direction, in Eligible Investments of the type described in clause (a) of the definition thereof); provided, however, that
(i) such Eligible Investments shall not mature later than the Business Day prior to the next Payment Date for the related Series of Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof. All moneys deposited from time to time in the REP Deposit Account and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Indenture Trustee in the REP Deposit Account as part of the Series Collateral as herein provided and shall only be allocated and released upon the written direction of the Servicer in accordance with Section 3.05(e) of the Servicing Agreement as required or permitted by this Indenture, the Financing Order, each applicable Tariff, or other applicable PUCT Regulations. Any loss resulting from investment made in Eligible Investments with moneys in a REP Deposit Account shall be charged to the REP Deposit Account. The Indenture Trustee shall release property from a REP Deposit Account only as and to the extent directed by the Servicer in writing pursuant to the Financing Order and the Servicing Agreement and as required or permitted by this Indenture. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer or the Servicer to provide timely written investment direction.

          SECTION 8.03. General Provisions Regarding the Collection Account. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account for each Series of Bonds shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order; provided, however, that (i) such Eligible Investments shall not mature later than the Business Day prior to the next Payment Date for the related Series of Bonds and (ii) such Eligible Investments shall not be sold, liquidated or otherwise disposed of at a loss prior to the maturity thereof. All income or other gain from investments of moneys deposited in the Collection Account for each Series of Bonds shall be deposited by the Indenture Trustee in the Collection Account for such Series, and any loss resulting from such investments shall be charged to the Collection Account for such Series. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Collection Account for such Series of Bonds unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel of external counsel to such effect. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Issuer or any Servicer to provide timely written investment direction. The Indenture Trustee shall have no obligation to invest or reinvest any amounts held


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


hereunder in the absence of written investment direction pursuant to an Issuer Order.

          (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account for a particular Series of Bonds resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

          (c) If (i) the Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account for a particular Series of Bonds to the Indenture Trustee by 11:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Bonds of such Series but the Bonds of such Series shall not have been declared due and payable pursuant to Section 5.02, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account for such Series in one or more investments which qualify as investments in money market funds described under clause (d) of the definition of Eligible Investments.

          (d) The parties hereto acknowledge that any Servicer may, pursuant to the applicable Servicing Agreement, select Eligible Investments on behalf of the Issuer.

          SECTION 8.04. Release of Collateral. (a) So long as the Issuer is not in Default hereunder and no Default hereunder would occur as a result of such action, the Issuer, through a Servicer, may collect, sell or otherwise dispose of written-off receivables, at any time and from time to time in the ordinary course of business, without any notice to, or release or consent by, the Indenture Trustee, but only as and to the extent permitted by the Basic Documents; provided, however, that any and all proceeds of such dispositions shall become Series Collateral and be deposited to the General Subaccount for a Series of Bonds secured by such Series Collateral immediately upon receipt thereof by the Issuer or any other Person, including such Servicer. Without limiting the foregoing, any Servicer, may, at any time and from time to time without any notice to, or release or consent by, the Indenture Trustee, sell or otherwise dispose of any Series Collateral which is part of a Bill previously written-off as a defaulted or uncollectible account in accordance with the terms of any Servicing Agreement and the requirements of the proviso in the immediately preceding sentence.

          (b) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent


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


Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

          (c) The Indenture Trustee shall, at such time as there are no Bonds of a Series Outstanding, release any remaining portion of the Series Collateral that secured such Series of Bonds from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account for such Series of Bonds.

          SECTION 8.05. Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.04(b), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel of external counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Bonds or the rights of the Holders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

          SECTION 8.06. Reports by Independent Accountants. As of the Closing Date, the Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture and the related Series Supplements, if any. In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee makes no independent inquiry or investigation to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Upon any resignation by, or termination by the Issuer of, such firm the Issuer shall provide written notice thereof to the Indenture Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants that has resigned or been terminated within 15 days after such resignation or termination, the Indenture Trustee shall promptly notify the Issuer of such failure in writing. If the Issuer shall not have appointed a successor within 10 days thereafter the Indenture Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation; provided that the Indenture Trustee shall have no liability with respect to such appointment if the Indenture Trustee acted with due care with respect thereto. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.


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


                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

          SECTION 9.01. Supplemental Indentures Without Consent of Holders. (a) Without the consent of the Holders of any Bonds but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

               (i) to correct or amplify the description of any Series Collateral at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any Series Collateral subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

               (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

               (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Bonds, or to surrender any right or power herein conferred upon the Issuer;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

               (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that (A) such action shall not, as evidenced by an Opinion of Counsel of the Issuer, adversely affect in any material respect the interests of the Holders of the Bonds and (B) the Rating Agency Condition shall have been satisfied with respect thereto;

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

               (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

               (viii) to set forth the terms of any Series that has not theretofore been authorized by a Series Supplement or to provide for the execution and delivery of any Swap Agreement in connection with such series.


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The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

          (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Bonds, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that (i) such action shall not, as evidenced by an Opinion of Counsel of nationally recognized counsel experienced in structured finance transactions, adversely affect in any material respect the interests of the Holders and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

          SECTION 9.02. Supplemental Indentures with Consent of Holders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Bonds of each Series or Class to be affected, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond of each Series or Class affected thereby:

               (i) change the date of payment of any installment of principal of or premium, if any, or interest on any Bond, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto, change any Optional Redemption Price, change the provisions of this Indenture and the related applicable Series Supplement relating to the application of collections on, or the proceeds of the sale of, the Series Collateral to payment of principal of or premium, if any, or interest on such Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof (or, in the case of optional redemption, on or after the Optional Redemption Date);

               (ii) reduce the percentage of the Outstanding Amount of the Bonds or of a Series or Class thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

               (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";


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


               (iv) reduce the percentage of the Outstanding Amount of the Bonds required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Series Collateral securing such Bonds pursuant to Section 5.04;

               (v) modify any provision of this Section to decrease any minimum percentage specified herein necessary to approve any amendments to any provisions of this Indenture;

               (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation);

               (vii) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security provided by the lien of this Indenture; or

               (viii) cause any material adverse federal income tax consequence to the Seller, the Issuer, the Managers, the Indenture Trustee or the then existing Holders.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Rating Agencies and the Holders of the Bonds to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. If any Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer's listing agent shall arrange for publication in accordance with such rules of a notice that the notice regarding the Supplemental Indenture shall be available with the Issuer's listing agent in Luxembourg appointed pursuant to
Section 3.02.

          SECTION 9.03. PUCT Condition. Notwithstanding anything to the contrary in Section 9.01 or 9.02, no supplemental indenture shall be effective except upon satisfaction of the conditions precedent in this Section 9.03.


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


          (a) At least fifteen days prior to the effectiveness of any such supplemental indenture and after obtaining the other necessary approvals set forth in Section 9.01 or 9.02, as applicable, except for the consent of the Indenture Trustee and the Holders if the consent of the Holders is required or sought by the Indenture Trustee in connection with such supplemental indenture, the Seller shall have delivered to the PUCT's executive director and general counsel written notification of any proposed supplemental indenture, which notification shall contain:

               (i) a reference to Docket No. 25230;

               (ii) an Officer's Certificate stating that the proposed supplemental indenture has been approved by all parties to this Agreement or, if the consent of the Holders is required or being sought by the Indenture Trustee, that the supplemental indenture has been approved by all parties to this agreement other than the Holders, subject to the consent of the Holders; and

               (iii) a statement identifying the person to whom the PUCT or its staff is to address any response to the proposed supplemental indenture or to request additional time;

          (b) If the PUCT or its staff shall have, within fifteen days (subject to extension as provided in Section 9.03(c) below) of receiving a notification complying with Section 9.03(a) above, delivered to the office of the person specified in Section 9.03(a)(iii) above a written statement that the PUCT might object to the proposed supplemental indenture, then such proposed supplemental indenture shall not be effective unless and until the PUCT subsequently delivers a written statement in writing that it does not object to such proposed supplemental indenture.

          (c) If the PUCT or its staff shall have, within fifteen days of receiving a notification complying with Section 9.03(a) above, delivered to the office of the person specified in Section 9.03(a)(iii) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider such supplemental indenture, then such proposed supplemental indenture shall not be effective if, within such extended period, the PUCT shall have delivered to the office of the person specified in Section 9.03(a)(iii) above a written statement as described in Section 9.03(b) above, unless and until the PUCT subsequently delivers a written statement in writing that it does not object to such proposed supplemental indenture.

          (d) If the PUCT or its staff shall not have delivered written notice that the PUCT might object to such proposed supplemental indenture within the time periods described in Section 9.03(b) or Section 9.03(c) above, whichever is applicable, then the PUCT shall be conclusively deemed not to have any objection to the proposed supplemental indenture and such supplemental indenture may subsequently become effective upon satisfaction of the other conditions specified in Section 9.01 or 9.02.

          (e) Following the delivery of a notice to the PUCT by the Seller under
Section 9.03(a) above, the Seller and the Issuer shall have the right at any time to withdraw from the PUCT further consideration of any notification of a proposed supplemental indenture.


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


          SECTION 9.04. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          SECTION 9.05. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Series or Class of Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.06. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

          SECTION 9.07. Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Bonds.

                                   ARTICLE X

                               REDEMPTION OF BONDS

          SECTION 10.01. Optional Redemption by Issuer. If so specified in the applicable Series Supplement, the Issuer may, at its option, redeem all, but not less than all, of the Bonds of a Series on any date after the Scheduled Payment Date for the Bonds of such Series and prior to the Final Maturity Date for such Series if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of any such Series of Bonds has been reduced to less than five percent of the initial principal balance thereof. In no event, however, shall any Bonds be redeemable unless the Rating Agency Condition shall be satisfied with respect to such redemption. The redemption price in any case shall be equal to the outstanding principal amount of the Bonds to be redeemed plus, premium, accrued and unpaid interest thereon at the Bond Interest Rate to the Optional Redemption Date (such price being called the


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


"Optional Redemption Price"). If less than all the Bonds of any Series are to be redeemed (unless all of the Bonds of such Series and of a specified Class are to be redeemed), the particular Bonds to be redeemed shall be selected not more than 50 and not less than 25 days prior to the Optional Redemption Date by the Issuer, from the Bonds of such Series not previously called for redemption, by such method as the Issuer shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the Minimum Denomination for Bonds of that Series or any integral multiple thereof) of the principal amount of Bonds of such Series of a denomination larger than the Minimum Denomination for Bonds of that Series. If less than all of the Bonds of such Series and of a specified Class are to be redeemed, the particular Bonds to be redeemed shall be selected not more than 50 and not less than 25 days prior to the Optional Redemption Date by the Issuer, from the Outstanding Bonds of such Series and specified Class not previously called for redemption in accordance with the preceding sentence.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such Bonds which has been or is to be redeemed.

          If the Issuer shall elect to redeem the Bonds of a Series pursuant to this Section 10.01, it shall furnish written notice (which notice shall state all items listed in Section 10.02) of such election to the Indenture Trustee and the Rating Agencies not more than 50 and not less than 25 days prior to the Optional Redemption Date and shall deposit with the Indenture Trustee not later than one Business Day prior to the Optional Redemption Date the Optional Redemption Price of the Bonds to be redeemed whereupon, all such Bonds shall be due and payable on the Optional Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Bonds of such Series pursuant to this Section 10.01.

          SECTION 10.02. Form of Optional Redemption Notice. Unless otherwise specified in the Series Supplement relating to a Series of Bonds, notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the applicable Optional Redemption Date to each Holder of Bonds to be redeemed, as of the close of business on the Record Date preceding the applicable Optional Redemption Date at such Holder's address appearing in the Securities Register.

          All notices of redemption shall state:

          (1) the Optional Redemption Date;

          (2) the Optional Redemption Price;

          (3) if less than all the Bonds which remain Outstanding of any Series are to be redeemed, the identification (and in the case of partial redemption of any Bonds, the principal amounts) of the particular Bonds to be redeemed;


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


          (4) the place where such Bonds are to be surrendered for payment of the Optional Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02);

          (5) the CUSIP number, if applicable; and

          (6) the principal amount of Bonds to be redeemed.

Notice of redemption of the Bonds to be redeemed shall be given by the Indenture Trustee in the name and at the expense of the Issuer. For so long as any Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer's listing agent shall arrange that such notice will also be given by publication pursuant to such rules at least ten (10) days prior to the Optional Redemption Date. Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

          SECTION 10.03. Bonds Payable on Optional Redemption Date. Notice of redemption having been given as provided in Section 10.02, the Bonds to be redeemed shall on the Optional Redemption Date become due and payable at the Optional Redemption Price and (unless the Issuer shall default in the payment of the Optional Redemption Price) no interest shall accrue on the Optional Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Optional Redemption Price.

          SECTION 10.04. Bonds Redeemed in Part. If any Bond is to be redeemed only in part, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Bond without service charge, a new Bond or Bonds of the same Series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered. If a Book-Entry Bond is so surrendered, such new Bond so issued shall be a new Book-Entry Bond.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.


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


          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

               (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the Bonds of all Series, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than the lesser of (A) $25,000 or (B) one percent of the Outstanding Amount of the Bonds of all Series.

               (iii) Whenever any property or securities are to be released from the lien of this Indenture other than pursuant to Section 8.02(e), the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

               (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (iii) above, the Issuer


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


shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property with respect to such Series, or securities released from the lien of this Indenture (other than pursuant to Section 8.02(e)) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the Bonds of all Series, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than the lesser of (A) $25,000 or (B) one percent of the then Outstanding Amount of the Bonds of all Series.

               (v) Notwithstanding Section 2.16 or any other provision of this
Section 11.01, the Indenture Trustee may (A) collect, liquidate, sell or otherwise dispose of the Transition Property and the other Collateral as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Collection Accounts as and to the extent permitted or required by the Basic Documents.

          SECTION 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.


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


          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 11.03. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

          (c) The ownership of Bonds shall be proved by the Securities Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

          SECTION 11.04. Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

               (i) the Indenture Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing by facsimile transmission, first-class mail or overnight delivery service to or with the Indenture Trustee at its Corporate Trust Office,

               (ii) the Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: Oncor Transition Funding LLC at 1601 Bryan Street, Suite 2-023, Dallas, Texas 75201, Attention of Diane J. Kubin, Manager, telephone: (214) 812-5711 or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Holders to the Indenture Trustee, or

               (iii) the PUCT by the Seller, the Issuer or the Indenture Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the PUCT addressed to: to 1701 N. Congress Avenue, Austin, Texas 78711-3326, Attention of Executive Director and General Counsel, telephone: (512) 936-7040, facsimile: (512) 936-7036.


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


          (b) Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested to (i) in the case of Moody's, to:
Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, telephone: (212) 553-3686, facsimile (212) 553-0573,
(ii) in the case of Standard & Poor's, to: Standard & Poor's Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department, telephone: (212) 438-2000, facsimile: (212) 438-2665,
(iii) in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention of ABS Surveillance, telephone: (212) 908-0500, facsimile: (212) 908-0355 and (iv) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

          SECTION 11.05. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Holder affected by such event, at such Holder's address as it appears on the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

          SECTION 11.06. Notices to Luxembourg Stock Exchange. (a) For so long as any Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer shall notify the Luxembourg Stock Exchange and any agent appointed pursuant to Section 3.02 if any rating assigned to such Bonds is reduced or withdrawn and shall arrange for such notice to be published pursuant to the rules of such exchange.

          (b) For so long as any Bonds are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Indenture Trustee shall make available to the Holders of such Bonds and shall deposit upon written request on file with the Issuer's listing agent in Luxembourg appointed pursuant


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


to Section 3.02 copies of the Basic Documents, all reports provided to Holders pursuant to this Indenture, the prospectus related to such Bonds, the reports of Independent certified public accountants obtained with respect to the Issuer pursuant to this Indenture, the financial information regarding Oncor in its annual report on Form 10-K for the fiscal year ended most recently prior to the date of this Indenture and copies of each annual report of Oncor on Form 10-K for subsequent fiscal years. The Issuer's listing agent shall deposit with the Chief Registrar of the District Court of Luxembourg prior to the listing of any Bonds on the Luxembourg Stock Exchange a copy of the certificate of Formation of the Issuer, the LLC Agreement and any legal notices relating to the issuance of such Bonds.

          SECTION 11.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

          The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          SECTION 11.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.09. Successors and Assigns. All covenants and agreements in this Indenture and the Bonds by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

          SECTION 11.10. Severability. Any provision in this Indenture or in the Bonds that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.11. Benefits of Indenture. Nothing in this Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 11.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS


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


CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT THE CREATION, ATTACHMENT AND PERFECTION OF ANY LIENS CREATED HEREUNDER IN TRANSITION PROPERTY, AND ALL RIGHTS AND REMEDIES OF THE INDENTURE TRUSTEE AND THE HOLDERS WITH RESPECT TO SUCH TRANSITION PROPERTY, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

          SECTION 11.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Holders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

          SECTION 11.16. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Bonds or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Issuer (including Oncor) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including Oncor) in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers or Oncor has any such obligations in their respective individual or corporate capacities).

          SECTION 11.17. No Recourse to Issuer. Notwithstanding any provision of this Indenture or any Series Supplement to the contrary, Holders of any Series of Bonds shall have no recourse against the Issuer, but shall look only to the applicable Series Collateral with respect to any amounts due to such Holders hereunder and under the Bonds secured by such Series Collateral.

          SECTION 11.18. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all


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


reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Issuer, provided such parties are rightfully in possession of such information, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (C) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Indenture or the Basic Documents approved in advance by the Issuer or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 11.18, or
(iii) any other disclosure authorized by the Issuer.

          SECTION 11.19. No Petition. The Indenture Trustee, by entering into this Indenture, and each Holder, by accepting a Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date that is one year and one day after the termination of this Indenture, acquiesce, petition or otherwise invoke or cause the Issuer or any Manager to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Holder (A) from taking or omitting to take any action prior to such date in
(i) any case or proceeding voluntarily filed or commenced by or on behalf of the Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Issuer that is filed or commenced by or on behalf of a person other than such Holder and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action that is not an involuntary case or proceeding under or pursuant to any such law against the Issuer or any of its properties.

          SECTION 11.20. Intercreditor Agreement. The Indenture Trustee is hereby authorized, at the request of the Issuer, to execute and deliver any Intercreditor Agreement subject only to the satisfaction of the Rating Agency Condition and receipt by the Indenture Trustee of the Opinion of Counsel referenced therein. Each Intercreditor Agreement shall be binding on the Holders.

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and duly attested, all as of the day and year first above written.

                                         ONCOR ELECTRIC DELIVERY TRANSITION
                                         BOND COMPANY LLC


                                         By:____________________________________
                                         Name: ____________________
                                         Title: Manager


                                         THE BANK OF NEW YORK,
                                         as Indenture Trustee and Securities
                                         Intermediary


                                         By:____________________________________
                                         Name: ____________________
                                         Title: ___________________

                                                                       EXHIBIT A

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No. _____                                                   $________

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                                       CUSIP NO.

          THE PRINCIPAL OF THIS SERIES [ ], CLASS [ - ] ("THIS CLASS [ - ] BOND") WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS [ - ] BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS BOND HAS NO RECOURSE TO THE ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE COLLATERAL, AS DESCRIBED IN THE INDENTURE AND ANY RELATED SERIES SUPPLEMENT REFERRED TO ON THE REVERSE HEREOF, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE ISSUER OF THIS CLASS [ - ] BOND UNDER THE TERMS OF THE INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN
SECTION 3.10(b) OR ARTICLE IV OF THE INDENTURE. THE HOLDER OF THIS CLASS [ - ] BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE THAT IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE SERIES [ ] CLASS [ - ] BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY

INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION THAT IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE ISSUER OR ANY OF ITS PROPERTIES.

          ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC TRANSITION BONDS, SERIES [ ], Class [ - ].

     BOND INTEREST              ORIGINAL PRINCIPAL           FINAL MATURITY
         RATE                         AMOUNT                      DATE




          Oncor Electric Delivery Transition Bond Company LLC, a limited liability company created under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to [ ], or registered assigns, the Original Principal Amount shown above [in semi-annual installments] on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Bond Interest Rate shown above, on each __________ and __________ or if any such day is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of the payment in full of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal amount of this Series [ ], Class [ - ] Bond (hereinafter referred to as "this Class [ - ] Bond"). Interest on this Class [ - ] Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of [specify method of computation]. Such principal of and interest on this Class [
- ] Bond shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Class [ - ] Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class [ - ] Bond shall be applied first to interest due and payable on this Class [ - ] Bond as provided above and then to the unpaid principal of and premium, if any, on this Class [ - ] Bond, all in the manner set forth in Section 8.02 of the Indenture.

          Reference is made to the further provisions of this Class [ - ] Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class [ - ] Bond.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class [
- ] Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.


Date:                                    ONCOR ELECTRIC DELIVERY TRANSITION
                                         BOND COMPANY LLC


                                         By:_______________________________
                                         Name:
                                         Title: Manager

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: ,

          This is one of the Series [ ], Class [ - ] Bonds, designated above and referred to in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK,
                                         as Indenture Trustee


                                         By:_______________________________
                                         Name:
                                        Title:

                              REVERSE OF BOND*(1)

          This Series [ ], Class [ - ] Bond is one of a duly authorized issue of Bonds of the Issuer (herein called the "Bonds"), issued and to be issued in one or more Series, which Series are issuable in one or more Classes, and the Series
[ ] Bonds consists of [ ] Classes, including this Class [ - ] Bond (herein called the "Class [ - ] Bonds"), all issued and to be issued under an Indenture dated as of [ ], 2003, (the "Indenture"), between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Bonds. All terms used in this Class [ - ] Bond that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

          The Class [ - ] Bonds, the other Classes of Series [ ] Bonds (all of such Classes being referred to herein as "Series [ ] Bonds") and any other Series of Bonds issued by the Issuer are and will be equally and ratably secured by the Series Collateral pledged as security therefor as provided in the Indenture.

          The principal of this Class [ - ] Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on the preceding Payment Date (after giving effect to all payments of principal, if any, made on the preceding Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the related Series Supplement as Schedule A, unless payable earlier either because
(x) an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds of all Series have declared the Bonds of all Series to be immediately due and payable in accordance with Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section 5.02 of the Indenture) or (y) the Issuer, at its option, shall have called for the redemption of the Series [ ] Bonds pursuant to Section
10.01 of the Indenture or in accordance with the Series Supplement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Class [ - ] Bond shall be due and payable on the earlier of the Final Maturity Date hereof and the Optional Redemption Date, if any. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds of this Series have declared the Bonds of this Series to be immediately due and payable in the manner provided in Section 5.02 of the Indenture (unless such declaration shall have been rescinded and annulled in accordance with Section
5.02 of the Indenture). All principal payments on the Class [ - ] Bonds shall be made pro rata to the Class [ - ] Holders entitled thereto based on the respective principal amounts of the Class [ - ] Bonds held by them.

----------

*(1) The form of the reverse of a Bond is substantially as follows, unless otherwise specified in the related Series Supplement.

          Payments of interest on this Class [ - ] Bond due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class [ - ] Bond (or one or more Predecessor Bonds) on the Securities Register as of the close of business on the Record Date or in such other manner as may be provided in the Indenture or the related Series Supplement, if any, except for the final installment of principal and premium, if any, payable with respect to this Class [ - ] Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Securities Register as of the applicable Record Date without requiring that this Class [ - ] Bond be submitted for notation of payment. Any reduction in the principal amount of this Class [ - ] Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class [ - ] Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class [ - ] Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Class [ - ] Bond and shall specify the place where this Class [ - ] Bond may be presented and surrendered for payment of such installment.

          The Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

          [As provided in the Series Supplement, the Class [ - ] Bonds may be redeemed, in whole but not in part, at the option of the Issuer on any date at the Optional Redemption Price if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of the Class [ - ] Bonds has been reduced to less than five percent of the initial principal balance thereof.]

          This Bond is a "transition bond" as such term is defined in the Securitization Law. Principal and interest due and payable on this Bond are payable from and secured primarily by Transition Property created and established by the Financing Order obtained from the Public Utility Commission of Texas pursuant to the Securitization Law. Transition Property consists of the rights and interests of the Seller in the Financing Order, including the right to impose, collect and recover certain charges (defined in the Securitization Law as "Transition Charges") to be included in regular electric utility bills of existing and future electric service customers within the service territory of Oncor Electric Delivery Company, a Texas electric utility, or its successors or assigns, as more fully described in the Financing Order.

          The Securitization Law provides that: "Transition bonds are not a debt or obligation of the state and are not a charge on its full faith and credit or taxing power. The state pledges, however, for the benefit and protection of financing parties and the electric utility, that it will not take or permit any action that would impair the value of transition property, or, except as permitted by Section 39.307, reduce, alter, or impair the transition charges to be imposed, collected, and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full. Any party issuing transition bonds is authorized to include this pledge in any documentation relating to those bonds."

          As a result of the foregoing pledge, the State of Texas (including the PUCT) may not, except as provided in the succeeding sentence, in any way reduce, alter or impair the Transition Charges until the Bonds, together with interest thereon, are fully paid and discharged. Notwithstanding the immediately preceding sentence, the State of Texas would be allowed to effect a temporary impairment of the Holders' rights if it could be shown that such impairment was necessary to advance a significant and legitimate public purpose.

          The Issuer and Oncor hereby acknowledge that the purchase of this Bond by the Holder hereof or the purchase of any beneficial interest herein by any Person are made in reliance on the foregoing pledge.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class [ - ] Bond may be registered on the Securities Register upon surrender of this Class [ - ] Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)The New York Stock Exchange Medallion Program
(MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Indenture Trustee, and (b) such other documents as the Indenture Trustee may require, and thereupon one or more new Class [ - ] Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class [ - ] Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Sections 2.04, 9.06 or 10.04 of the Indenture not involving any transfer.

          Each Bond holder, by acceptance of a Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a membership interest in the Issuer (including Oncor) or (iii) any shareholder, partner, owner, beneficiary, agent, officer or employee of the Indenture Trustee, the Managers or any owner of a membership interest in the Issuer (including Oncor) in its respective individual capacity, or of any successor or assign of any of them in their individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers or Oncor has any such obligations in their respective individual or corporate capacities).

          Prior to the due presentment for registration of transfer of this Class [ - ] Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class [ - ]

Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class [ - ] Bond and for all other purposes whatsoever, whether or not this Class [ - ] Bond be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Bonds representing not less than a majority of the Outstanding Amount of all Bonds at the time outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the Outstanding Amount of the Bonds of all affected Series, on behalf of the Holders of all the Bonds of such Series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class [ - ] Bond (or any one of more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Class [ - ] Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class [ - ] Bond. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Bonds of all affected Series issued thereunder.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Class [ - ] Bond and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth herein, which provisions apply to this Class [ - ] Bond.

          The term "Issuer" as used in this Class [ - ] Bond includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Bonds under the Indenture.

          The Class [ - ] Bonds are issuable only in registered form in denominations as provided in the Indenture and the related Series Supplement, subject to certain limitations therein set forth.

          This Class [ - ] Bond, the Indenture and the related Series Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws; provided that the creation, attachment and perfection of any liens created under the Indenture in Transition Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to such Transition Property, shall be governed by the laws of the State of Texas.

          No reference herein to the Indenture and no provision of this Class [
- ] Bond or of the Indenture shall alter or impair the obligation, which is absolute and unconditional, to pay the principal of and interest on this Class [
- ] Bond at the times, place, and rate, and in the coin or currency herein prescribed.

          The Holder of this Class [ - ] Bond by the acceptance hereof agrees that, notwithstanding any provision of the Indenture or the related Series Supplement, if any, to the contrary, the Holder shall have no recourse against the Issuer, but shall look only to the Series Collateral, with respect to any amounts due to the Holder under this Class [ - ] Bond.

          The Issuer and the Indenture Trustee, by entering into the Indenture, and the Holders and any Persons holding a beneficial interest in any Class [ - ] Bond, by acquiring any Class [ - ] Bond or interest therein, (i) express their intention that, solely for the purpose of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purpose of state, local and other taxes, the Class [ - ] Bonds qualify under applicable tax law as indebtedness of the sole owner of the Issuer secured by the Series Collateral and (ii) solely for purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Class [ - ] Bonds are outstanding, agree to treat the Class [ - ] Bonds as indebtedness of the sole owner of the Issuer secured by the Series Collateral unless otherwise required by appropriate taxing authorities.

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription of the face of this Class [ - ] Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM                              as tenants in common

TEN ENT                              as tenants by the entireties

JT TEN as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT                    Custodian

_________________________________    _________________________________
(Custodian)                          (minor)

                                     Under Uniform Gifts to Minor Act
                                     (         )

                                     _________________________________
                                     (State)

Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          Social Security or taxpayer I.D. or other identifying number of assignee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name and address of assignee) the within Class [ - ] Bond and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Class [ - ] Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ____________
                                         __________________________________
                                         Signature Guaranteed:


(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class [ - ] Bond in every particular, without alteration, enlargement or any change whatsoever.

NOTE: Signature(s) must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Program (MSP), (iii) the Stock Exchange Medallion Program (SEMP) or
(iv) such other guarantee program acceptable to the Indenture Trustee.

                                                                       EXHIBIT B

          SERIES SUPPLEMENT dated as of ______________, 2003 (this "Supplement"), by and between ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC, a limited liability company created under the laws of the State of Delaware (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Indenture Trustee"), as Indenture Trustee under the Indenture dated as of [ ], 2003, between the Issuer and the Indenture Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

          Section 9.01 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Bonds and specifying the terms thereof. The Issuer has duly authorized the creation of a Series of Bonds with an initial aggregate principal amount of $ [ ] to be known as Oncor Electric Delivery Transition Bond Company LLC Bonds, Series [ ] (the "Series [ ] Bonds"), and the Issuer and the Indenture Trustee are executing and delivering this Supplement in order to provide for the Series [ ] Bonds.

          All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

          NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

          That the Issuer, in consideration of the purchase of the Series [ ] Bonds by the Holders and of other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in the Indenture, the payment of the Series [] Bonds, the payment of all other amounts due under or in connection with the Indenture and the performance and observance of all of the covenants and conditions contained in the Indenture or in such Series [ ] Bonds, has hereby executed and delivered this Supplement and by these presents does hereby convey, grant and assign, transfer and pledge, in each case, in and unto the Indenture Trustee, its successors and assigns forever, for the benefit of the Holders, all and singular the property hereinafter described (hereinafter referred to as the "Collateral"), to wit:

                                 GRANTING CLAUSE

          The Issuer hereby Grants to the Indenture Trustee on the Closing Date, as Indenture Trustee for the benefit of the Holders of the Bonds outstanding, all of the Issuer's right, title and interest (whether now owned or hereafter acquired or arising) in and to (a) the Transition Property created under and pursuant to the Financing Order, and transferred by the Seller to the Issuer pursuant to the Sale Agreement for the Series [ ] Bonds (including, to the fullest extent permitted by law, the right to impose, collect and receive Transition Charges allocable to the Series [ ] Bonds, all revenues, collections, claims, rights, payments, money or proceeds of or arising from such Transition Charges authorized in the Financing Order and any Tariffs filed pursuant thereto and any contractual rights to collect such Transition Charges from Customers and
REPs), (b) all Transition Charges allocable to the Series [ ] Bonds, (c) the Sale Agreement and each Bill of Sale for the Series [ ] Bonds executed in connection therewith and all property and interests in property transferred under such Sale Agreement and such Bills of Sale, (d) the Servicing Agreement for the Series [ ] Bonds and any subservicing, agency, intercreditor or collection agreements executed in connection therewith, including any Intercreditor Agreement, (e) the Administration Agreement, (f) the Collection Account for the Series [ ] Bonds, all subaccounts thereof and all amounts of cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto, (g) any Swap Agreement for the Series [ ] Bonds or other interest rate exchange agreement which is executed in connection with the issuance of Floating Rate Bonds, if any, (h) all rights to compel the Servicer to file for and obtain adjustments to the Transition Charges in accordance with Section 39.307 of the Securitization Law, the Financing Order or any Tariff filed in connection therewith, (i) all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of REPs pursuant to the Financing Order or Tariff, including investment earnings thereon and all amounts on deposit in the REP Deposit Accounts; (j) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute Transition Property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property, (k) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the Series of Bonds, (l) all other property of whatever kind owned by the Issuer on the date of this Series Supplement, and (m) all payments on or under, and all proceeds in respect of, any or all of the foregoing; it being understood that the following do not constitute Collateral: (i) cash that has been released pursuant to Section 8.02(e)(xv) following retirement of all Outstanding Series of Bonds, (ii) amounts deposited with the Issuer on any Series Issuance Date, including the Closing Date, for payment of costs of issuance with respect to the related Series (together with any interest earnings thereon), (iii) amounts released to the Issuer pursuant to Section 8.02(e)(xii), (iv) amounts deposited by the Issuer in the Indenture Trustee Reserve Account, and (v) amounts (together with any interest earnings thereon) on deposit in a REP Deposit Account released to the Servicer or a REP, it being understood that such amounts described in clauses (i), (ii), (iii), (iv) and (v) above shall not be subject to Section
3.17 of the Indenture.

          The foregoing Grant is made in trust to secure the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Series [ ] Bonds equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture, and to secure compliance with the provisions of the Indenture with respect to the Series [ ] Bonds, all as provided in the Indenture. The Indenture and this Supplement constitute a security agreement within the meaning of the Securitization Law and under the UCC to the extent that the provisions of the UCC are applicable hereto.

          The Indenture Trustee, as trustee on behalf of the Holders of the Series [ ] Bonds, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

          AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Series [ ] Bonds are to be issued, countersigned and delivered and that all of the Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer, for itself and any successor, does hereby covenant and agree to and with the Indenture Trustee and its successors in said trust, for the benefit of the Holders, as follows:


          SECTION 1. Designation. The Series [ ] Bonds shall be designated generally as the Transition Bonds, Series [ ] and further denominated as Classes [ ] through [ ].

          SECTION 2. Initial Principal Amount; Bond Interest Rate; Payment Date; Final Maturity Date. The Bonds of each Class of the Series [ ] shall have the initial principal amount, bear interest at the rates per annum and shall have Payment Dates and Final Maturity Dates set forth below:

                       Initial
                      Principal         Bond                               Final
Class                   Amount      Interest Rate     Payment Date     Maturity Date
-----                   ------      -------------     ------------     -------------





The Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months. [If the Bonds of all or any Classes are to be Floating Rate Bonds, describe here the index or indexes to be used to determine the applicable variable rate.]

          SECTION 3. Authentication Date; Payment Dates; Expected Amortization Schedule for Principal; Periodic Interest; Required Overcollateralization Level; No Premium; Other Terms.

          (a) Authentication Date. The Series [ ] Bonds that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on [ ] (the "Series Issuance Date") shall have as their date of authentication [ ].

          (b) Payment Dates. The Payment Dates for the Series [ ]Bonds are __________ and __________ of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on [ ] and continuing until the earlier of repayment of the Series [ ], Class [ ] Bonds in full and the Final Maturity Date for the Series [ ], Class [ ] Bonds.

          (c) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing on each Payment Date, the Indenture Trustee shall distribute to the Holders of record as of the related Record Date amounts payable pursuant to Section 8.02(d)[(IX)] of the Indenture as principal, in the following order and priority: [(1) to the holders of the

Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (2) to the holders of the Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (3) to the holders of the Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (4) to the holders of the Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (5) to the holders of the Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (6) to the holders of the Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; (7) to the holders of the Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero; and (8) to the holders of the Class - Bonds, until the Outstanding Amount of such Class of Bonds thereof has been reduced to zero;] provided, however, that in no event shall a principal payment pursuant to this Section 3(c) on any Class on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Class of Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date.

          (d) Periodic Interest. Periodic Interest will be payable on each Class of the Series [ ] Bonds on each Payment Date in an amount equal to [ONE-HALF] of the product of (i) the applicable Bond Interest Rate and (ii) the Outstanding Amount of the related Class of Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Class of Series [ ] Bonds on such preceding Payment Date; provided, however, that with respect to the Initial Payment Date, or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

          (e) Required Overcollateralization Level. The Required
Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

          [(f) No Premium. No premium will be payable in connection with any optional redemption of the Series [ ] Bonds.]

          [(g) The Series [ ] Bonds shall not be Book-Entry Bonds and the applicable provisions of Section 2.11 of the Indenture shall not apply to such Bonds.]

          SECTION 4. Minimum Denominations. The Series [ ] Bonds shall be issuable in the Minimum Denomination and integral multiples thereof.

          SECTION 5. Certain Defined Terms. Article I of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Bonds of a particular Series, be as defined in Appendix A to the Indenture. Additionally, Article II of the Indenture provides that with respect to a particular Series of Bonds, certain terms will have the meanings specified in the related Supplement. With respect to the Series [ ] Bonds, the following definitions shall apply:

          "Minimum Denomination" shall mean [$1,000].

          "Bond Interest Rate" has the meaning set forth in Section 2 of this Supplement.

          "Payment Date" has the meaning set forth in Section 3(b) of this Supplement.

          "Periodic Interest" has the meaning set forth in Section 3(d) of this Supplement.

          "Series Issuance Date" has the meaning set forth in Section 3(a) of this Supplement.

          SECTION 6. Delivery and Payment for the Series [ ] Bonds; Form of the Series [ ] Bonds. The Indenture Trustee shall deliver the Series [ ] Bonds to the Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series [ ] Bonds of each Class shall be in the form of Exhibits [A-1 through A-_] hereto.

          SECTION 7. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

          SECTION 8. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 9. Governing Law. This Supplement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided that the creation, attachment and perfection of any liens created under the Indenture in Transition Property, and all rights and remedies of the Indenture Trustee and the Holders with respect to such Transition Property, shall be governed by the laws of the State of Texas.

          SECTION 10. Issuer Obligation. No recourse may be taken directly or indirectly, with respect to the obligations of the Issuer on the Bonds, under the Indenture or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Managers in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer (including Oncor) or (iii) any shareholder, partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Managers or any owner of a beneficial interest in the Issuer (including Oncor) in its individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Managers and Oncor have any such obligations in their respective individual or corporate capacities).

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.

                                         ONCOR ELECTRIC DELIVERY TRANSITION
                                         BOND COMPANY LLC,
                                         as Issuer,


                                         By: ______________________________
                                         Name:
                                         Title:


                                         THE BANK OF NEW YORK,
                                         as Indenture Trustee


                                         By: ______________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

                         EXPECTED AMORTIZATION SCHEDULE
                          OUTSTANDING PRINCIPAL BALANCE

                                                                                     Series
     Date        Class        Class        Class        Class        Class        Issuance Date
     ----        -----        -----        -----        -----        -----        -------------
               $            $            $            $            $                     , 20
                                                                                         , 20
                                                                                         , 20
                                                                                         , 20
[ETC.]

                                   SCHEDULE B

                  REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                                                 Required
               Payment Date             Overcollateralization Level
               ------------             ---------------------------
                       , 20                $

                       , 20                $

                       , 20                $

               [Etc.]                      $

                                                                       EXHIBIT C

                            LETTER OF REPRESENTATION

[Date]

The Bank of New York,
as Indenture Trustee
101 Barclay Street, 8W
New York, New York  10286

Oncor Electric Delivery Transition Bond Company LLC, as Issuer
1601 Bryan Street, Suite 2-023
Dallas, Texas 75201

          Re: Oncor Electric Delivery Transition Bond Company LLC Transition
              --------------------------------------------------------------
          Bonds - Series [ ], Class [ - ]
          -------------------------------

Ladies and Gentlemen:

          [___________________] (the "Purchasing Bondholder") intends to purchase from [___________________] the [designate Bond] (the "Bond"), issued pursuant to that certain Indenture (the "Indenture"), dated as of _________, 2003, among Oncor Electric Delivery Transition Bond Company LLC, as Issuer (the "Issuer"), and The Bank of New York, a New York banking corporation, as trustee (the "Indenture Trustee") and that certain Series Supplement, dated as of _______, 2003 (the "Series Supplement") among the Issuer and the Indenture Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture and, if not defined therein, as defined in the Series Supplement.

          In connection with the proposed transfer, the Purchasing Bondholder represents and warrants to the Issuer and the Indenture Trustee that on _________ [insert date of transfer], the Purchasing Bondholder is either:

          (a) a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), or

          (b) an "institutional accredited investor" as described in Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

                                         Very truly yours,

                                         [PURCHASING BONDHOLDER]

                                         By:
                                         Name:
                                         Title:

                                                                       EXHIBIT D

                           ERISA REPRESENTATION LETTER

[Date]

The Bank of New York,
as Indenture Trustee
101 Barclay Street, 8W
New, New York  10286

Oncor Electric Delivery Transition Bond Company LLC, as Issuer
1601 Bryan Street, Suite 2-023
Dallas, Texas 75201


          Re: Oncor Electric Delivery Transition Bond Company LLC Transition
              --------------------------------------------------------------
          Bonds - Series [ ], Class [ - ]
          -------------------------------

Ladies and Gentlemen:

          [___________________] (the "Purchasing Bondholder") intends to purchase from [___________________] the [designate Bond] (the "Bond"), issued pursuant to that certain Indenture (the "Indenture"), dated as of _________, 2003, among Oncor Electric Delivery Transition Bond Company LLC, as Issuer (the "Issuer"), and The Bank of New York, a New York banking corporation, as trustee (the "Indenture Trustee") and that certain Series Supplement, dated as of _______, 2003 (the "Series Supplement") among the Issuer and the Indenture Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture and, if not defined therein, as defined in the Series Supplement.

          In connection with the proposed transfer, the Purchasing Bondholder represents and warrants to the Issuer and the Indenture Trustee that the Purchasing Bondholder is not, and on _________ [insert date of transfer] will not be, and on such date will not be investing the funds of, (a) an "employee benefit plan" as defined in and subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) a "plan" as defined in and subject to section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), (c) an entity whose underlying assets include the assets of such employee benefit plan or plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code.

                                         Very truly yours,


                                         [PURCHASING BONDHOLDER]

                                         By:
                                         Name:
                                         Title:

                                   APPENDIX A

                                   DEFINITIONS

          This is Appendix A to the Indenture.

          A. Defined Terms. As used in the Sale Agreement, the Indenture, the LLC Agreement, the Servicing Agreement, any Series Supplement or any other Basic Document as hereinafter defined, as the case may be (unless the context requires a different meaning), the following terms have the following meanings:

          "Account Agreement" means the Account Agreement dated as of ________, 2003, among the Administrator, The Bank of New York, as the Account Bank, the Indenture Trustee and the Issuer, as the same may be amended or supplemented from time to time, or any subsequent Account Agreement among the Administrator, Indenture Trustee and the Issuer, as the same may be amended or supplemented from time to time.

          "Act" is defined in Section 11.03 of the Indenture.

          "Actual TC Collections" means, with respect to Billed TCs in any Reconciliation Period, the amount of such Billed TCs less Net TC Write-Offs calculated for such Reconciliation Period.

          "Addition Notice" means, with respect to the transfer of Subsequent Transition Property to the Issuer, notice, which shall be given by the Seller to the Issuer and the Rating Agencies not later than 10 days prior to the related Subsequent Transfer Date, specifying the Subsequent Transfer Date for such Subsequent Transition Property.

          "Administration Agreement" means the Administration Agreement dated as of June ___, 2003, between Oncor or its successor and the Issuer, as the same may be amended or supplemented from time to time.

          "Administrator" means Oncor as administrator under the Administration Agreement or its successor in such capacity.

          "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agency Office" means the office of the Issuer maintained pursuant to
Section 3.02 of the Indenture.

          "Amendatory Tariff" means a revision to service riders or any other notice filing filed with the PUCT in respect of a Tariff pursuant to a True-Up Adjustment.

          "Annual Accountant's Report" is defined in Section 3.04 of the Servicing Agreement.

          "Annual True-Up Adjustment" means each adjustment to the Transition Charges made pursuant to the terms of the related Tariff in accordance with
Section 4.01(b)(i) of the Servicing Agreement.

          "Annual True-Up Adjustment Date" means the first billing cycle of ________ of each year, commencing in ________ 200_.

          "Applicable REP" means, with respect to each Customer taking service from an REP, the REP, if any, providing consolidated billing to that Customer which includes billing of Transition Charges.

          "Application" means the Application of Oncor for the Financing Order to securitize regulatory assets and other qualified costs filed by Oncor with the PUCT dated ______________ pursuant to the Securitization Law, or any subsequent similar Application of Oncor.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time.

          "Basic Documents" means the Sale Agreement, the Indenture, the Certificate of Formation, the LLC Agreement, the Servicing Agreement, the Intercreditor Agreement, each Swap Agreement, each Series Supplement, each Letter of Representations, each Underwriting Agreement and all other documents and certificates delivered in connection therewith.

          "Benefit Plan" means, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such person, or to which contributions by any such Person are or were at any time during the past six years required to be made or under which such Person has or could have any liability or (b) is subject to the provisions of Title IV of ERISA.

          "Billed TCs" is defined in Annex I to the Servicing Agreement.

          "Billing Period" means the period created by dividing the calendar year into twelve consecutive periods of approximately twenty-one (21) Servicer Business Days.

          "Bills" means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by Oncor or REPs or to REPs by Oncor on its own behalf and in its capacity as Servicer.

          "Bond Depository" means the depositary in whose name the Bonds are registered prior to the issuance of Definitive Bonds. The initial Bond Depository shall be Cede & Co., the nominee of the initial Clearing Agency.

          "Bond Interest Rate" means, with respect to any Series or Class of Bonds, the rate at which interest accrues on the Bonds of such Series or Class, as specified in the related Series Supplement, if any.

          "Bond Owner" means with respect to a Book-Entry Bond, the Person who is the beneficial owner of such Book-Entry Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

          "Bonds" means one or more Series of Transition Bonds authorized by the Financing Order and issued under the Indenture.

          "Book-Entry Form" means, with respect to any Bond or Series of Bonds, that such Bond or Series is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in
Section 2.11 of the Indenture and the applicable or Series Supplement, if any, pursuant to which such Bond or Series was issued.

          "Book-Entry Bonds" means any Bonds issued in Book-Entry Form; provided, however, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Bonds are to be issued to the Holder of such Bonds, such Bonds shall no longer be "Book-Entry Bonds".

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Dallas, Texas or New York, New York, are, or DTC is, authorized or required by law, regulation or executive order to remain closed.

          "Calculation Period" means initially, the period commencing on the Closing Date and ending on the last billing cycle of _____________ and, thereafter, each period of twelve Collection Periods ending immediately preceding the next Annual True-Up Adjustment Date; provided, that, if an Interim True-Up Adjustment is required, then the Calculation Period for such Interim True-Up Adjustment shall mean the period of six Collection Periods commencing with the period during which such Interim True-Up Adjustment is implemented and ending on the date immediately preceding the next Annual True-Up Adjustment Date.

          "Capital Contribution" means the amount of cash contributed to the Issuer by Oncor as specified in the LLC Agreement.

          "Capital Subaccount" is defined in Section 8.02(a) of the Indenture.

          "Certificate of Compliance" means the certificate referred to in
Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit B attached to the Servicing Agreement.

          "Certificate of Formation" means the Certificate of Formation filed with the Secretary of State of the State of Delaware on November 30, 1999, pursuant to which the Issuer was formed.

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          "Claim" means a "claim" as defined in Section 101(5) of the Bankruptcy
Code.

          "Class" means, with respect to any Series of Bonds, any one of the classes of Bonds of that Series.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

          "Clearing Agency Participant" means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Bill" is defined in Annex I to the Servicing Agreement.

          "Closing Date" means _________, 2003, or any subsequent date for the issuance of another Series of Bonds.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means all Series Collateral securing all Bonds issued under the Indenture.

          "Collection Account" means the account established and maintained by the Indenture Trustee in accordance with Section 8.02(a) of the Indenture and any subaccounts contained therein.

          "Collection Period" means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

          "Consolidated REP Billing" means the billing option available to Customers served by an REP pursuant to which such REP will be responsible for billing and collecting all charges to such Customers, including the Transition Charges, in accordance with applicable PUCT Regulations.

          "Corporate Trust Office" means with respect to the Indenture Trustee, an office at which at any particular time the corporate trust business of the Indenture Trustee shall be administered, which office at the Closing Date is located at 101 Barclay Street, Floor 8West, New York, New York 10286, Attention:
Asset-Backed Securities or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Holders and the Issuer).

          "Covenant Defeasance Option" is defined in Section 4.01(b) of the Indenture.

          "Customers" means all existing and future retail customers of Oncor and all other existing and future retail customers who are obligated to pay Transition Charges pursuant to the Financing Order or any Tariff.

          "Daily Remittance" is defined in Section 6.11(a) of the Servicing Agreement.

          "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default as defined in Section 5.01 of the Indenture.

          "Definitive Bonds" means Bonds issued in definitive form in accordance with Section 2.13 of the Indenture.

          "Delaware Financing Statements" means one or more Uniform Commercial Code financing statements to be filed in the appropriate filing office in the State of Delaware.

          "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware.

          "Depositing REP" means a REP who provides a cash deposit pursuant to a
Section 3.05(e) of the Servicing Agreement.

          "DTC" means The Depository Trust Company or any successor thereto.

          "Eligible Account" means either (a) a segregated trust account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or a subsidiary thereof; provided that an account with the Indenture Trustee or a subsidiary thereof will only be an Eligible Account if it is a segregated trust account or (b) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA by Standard & Poor's, A-2 by Moody's, and AAA by Fitch or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

          "Eligible Investments" mean instruments or investment property which evidence:

          (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of depository institutions meeting the requirements of clause (b) of the definition of Eligible Institution;

          (c) commercial paper (other than commercial paper of Oncor) having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies from which a rating is available in the highest investment category granted thereby;

          (d) investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody's, Standard & Poor's and Fitch;

          (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with depository institutions or trust companies meeting the requirements of clause (b) of the definition of Eligible Institutions;

          (f) repurchase obligations with respect to any security or whole loan entered into with: (A) a depository institution or trust company, acting as principal, described in clause (b) of the definition of Eligible Institution, except that the rating referred to in the proviso in clause (b) of the definition of Eligible Institution above shall be A-1+ or higher in the case of Standard & Poor's, (B) a broker/dealer, acting as principal, registered as a broker or dealer under Section 15 of the Exchange Act, the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1+ by Standard & Poor's at the time of entering into this repurchase obligation, or (C) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1+ by Standard & Poor's at the time of purchase; or

          (g) any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day immediately preceding the next Payment Date or Special Payment Date, if applicable. [Notwithstanding the foregoing, any securities or investments which mature in 32 days or more shall not be "Eligible Investments" unless the issuer thereof has a long-term unsecured debt rating of at least A1 from Moody's and A+ from Standard & Poor's, any securities or investments described in clauses (b) through (g) above which have maturities of less than or equal to three months shall not be "Eligible Investments" unless the issuer thereof has a long-term and short-term unsecured debt rating of at least A1/P-1 from Moody's and any securities or investments described in clauses (b) through (f) above which have maturities of more than three months shall not be an "Eligible Investment" unless the issuer thereof has a long-term and short-term unsecured debt rating of at least Aa3/P-1 from Moody's.]

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means with respect to any Person at any time, each trade or business (whether or not incorporated) that would, at that time, be treated together with such Person as a single employer under Section 401 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

          "Estimated TC Collections" means the sum of the payments in respect of Transition Charges which are deemed to have been received by the Servicer, directly or indirectly (including through an REP), from or on behalf of Customers, calculated in accordance with Annex I of the Servicing Agreement.

          "Event of Default" is defined in Section 5.01 of the Indenture.

          "Excess Remittance" means the amount, if any, calculated for a particular Reconciliation Period, by which all Estimated TC Collections remitted to the Collection Account during such Reconciliation Period exceed Actual TC Collections received by the Servicer during such Reconciliation Period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Expected Amortization Schedule" means, with respect to a Series of Bonds, the Expected Amortization Schedule attached to the related Series Supplement as Schedule A thereto.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "Federal Book-Entry Regulations" means 31 C.F.R. Part 357 et seq. (Department of Treasury).

          "Federal Book-Entry Securities" means securities issued in book-entry form by the United States Treasury.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

          "FERC" means the Federal Energy Regulatory Commission or any successor thereto.

          "Final" means, with respect to the Financing Order, that such Financing Order has become final, is not being appealed and that the time for filing an appeal therefrom has expired.

          "Final Maturity Date" means, with respect to any Series or Class of Bonds, the Final Maturity Date therefor, as specified in the related Series Supplement.

          "Financial Asset" means "financial asset" as set forth in Section 8-102(a)(9) of the NY UCC.


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


          "Financing Order" means the Financing Order dated August 5, 2002 issued by the PUCT pursuant to the Securitization Law, Docket No. 21528.

          "Fitch" means Fitch Ratings or any successor thereto.

          "Floating Rate Bonds" means any Series or Class of Bonds that accrues interest at a variable rate determined as described in the related Series Supplement, if any.

          "General Subaccount" is defined in Section 8.02(a) of the Indenture.

          "Global Bond" means a Bond evidencing all or any part of a Series of Bonds to be issued to the Holders thereof in Book-Entry Form, which Global Bond shall be issued to the Clearing Agency, or its nominee, for such Series, in accordance with Section 2.11 of the Indenture and the applicable Series Supplement pursuant to which the Bond is issued.

          "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

          "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument included therein shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "Holder" or "Bondholder" means the Person in whose name a Bond is registered on the Securities Register.

          "Indenture" means the Indenture, dated as of ___________, 2003, between the Issuer and the Indenture Trustee as originally executed and, as from time to time supplemented or amended by one or more Series Supplements or indentures supplemental thereto entered into pursuant to the applicable provisions of the Indenture, as so supplemented or amended, or both, and shall include the forms and terms of the Bonds established thereunder.

          "Indenture Trustee" means The Bank of New York, a New York banking corporation, as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

          "Indenture Trustee Reserve Account" means an account established pursuant to the Account Agreement for the benefit of the Indenture Trustee.


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


          "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

          "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

          "Independent Manager" is defined in Section 4.01 of the LLC Agreement.

          "Indirect Participant" means a securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

          "Initial Tariff" means the initial Tariff filed with the PUCT to evidence the Transition Charges pursuant to the Financing Order.

          "Initial Transition Property" means all Transition Property created in favor of the Issuer pursuant to the Financing Order, including the right to impose, collect and receive the Transition Charges authorized in the Financing Order.

          "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Insolvency Law" means any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect.


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


          "Intercreditor Agreement" means any such intercreditor agreement that Oncor, as Seller, enters into with the investors in any accounts receivable or similar financing arrangement and the Indenture Trustee and other parties substantially similar to the form of intercreditor agreement filed as an exhibit to the Registration Statement.

          "Interim True-Up Adjustment" means each adjustment to the Transition Charges made pursuant to the terms of the related Tariff and in accordance with
Section 4.01(b)(iii) of the Servicing Agreement.

          "Interim True-Up Adjustment Date" means the first billing cycle of ________ and of _____ of each year, commencing in ___________ 200_.

          "Investment Company Act" means the Investment Company Act of 1940, as amended.

          "Investment Earnings" means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

          "Issuance Advice Letter" means any Issuance Advice Letter filed with the PUCT pursuant to the Securitization Law with respect to any Transition Charges.

          "Issuer" means Oncor Electric Delivery Transition Bond Company LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Bonds.

          "Issuer Order" and "Issuer Request" mean a written order or request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

          "Legal Defeasance Option" is defined in Section 4.01(b) of the Indenture.

          "Letter of Representations" means any applicable agreement among the Issuer, the Indenture Trustee and the applicable Clearing Agency, with respect to such Clearing Agency's rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Bonds, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

          "LLC Act" means the Delaware Limited Liability Company Act, as amended.

          "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of Oncor Electric Delivery Transition Bond Company LLC, dated as of ________, 2003, as the same may be amended, supplemented or otherwise modified from time to time.

          "Manager" means each manager of the Issuer under the LLC Agreement.


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


          "Member" has the meaning specified in the first paragraph of the LLC Agreement.

          "Minimum Denomination" means, with respect to any Bond, the minimum denomination therefor specified in the applicable Series Supplement which minimum denomination shall be not less than $1,000, except for one Bond of each class which may be of smaller denomination, and, except as otherwise provided in such Series Supplement, integral multiples thereof.

          "Monthly Servicer's Certificate" means a certificate, substantially in the form of Exhibit A to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 3.01(b)(i) of the Servicing Agreement.

          "Moody's" means Moody's Investors Service or any successor thereto.

          "Net TC Write-Offs" means, for any Reconciliation Period, an amount equal to the product of (i) the Net Write-Off Percentage for such period times
(ii) total Billed TCs attributable to such Reconciliation Period.

          "Net Write-Off Percentage" for any Reconciliation Period means the Servicer's actual system wide charge-off percentage, as adjusted for recoveries on previously written-off bills.

          "Non-Standard True-Up Adjustment" means any special adjustment to the Transition Charges to reallocate the amounts of such Transition Charges among TC Customer Classes pursuant to the terms of the related Tariff under the heading "Non-Standard True-Up Procedure" and in accordance with Section 4.01(b)(ii) of the Servicing Agreement.

          "Non-Standard True-Up Adjustment Date" means the earlier of (i) the date revised Transition Charges are approved and effective pursuant to a final order of the PUCT in the related Non-Standard True-Up Adjustment proceeding and
(ii) the first billing cycle of _____________ of the applicable year, commencing in ________ 200_.

          "Notice of Default" is defined in Section 5.01 of the Indenture.

          "NY UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Officer's Certificate" means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Responsible Officer of the party delivering such certificate.

          "Oncor" means Oncor Electric Delivery Company, a Texas corporation, and any of its permitted successors or assigns.

          "Operating Expenses" means all unreimbursed fees, costs and expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee, any Manager, the Administrator, the Servicing Fee, legal and accounting fees, Rating Agency fees, costs and expenses of the Issuer and Oncor and any franchise taxes owed on investment income in the Collection Account.

          "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

          "Optional Redemption Date" means, with respect to any Series of Bonds, the Payment Date specified for the redemption of the Bonds of such Series pursuant to Section 10.01 of the Indenture.

          "Optional Redemption Price" is defined in Section 10.01 of the Indenture.

          "Outstanding" means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

          (a) Bonds theretofore canceled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

          (b) Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Bonds (provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, made); and

          (c) Bonds in exchange for or in lieu of other Bonds which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Bonds are held by a bona fide purchaser; provided that in determining whether the Holders of the requisite Outstanding Amount of the Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Bonds owned by the Issuer, any other obligor upon the Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

          "Outstanding Amount" means the aggregate principal amount of all Bonds or, if the context requires, all Bonds of a Series or Class, Outstanding at the date of determination.

          "Overcollateralization Subaccount" is defined in Section 8.02(a) of the Indenture.

          "Paying Agent" means with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Bonds pursuant to the Indenture.

          "Payment Date" means, with respect to any Series or Class of Bonds, the dates specified in the related Series Supplement, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

          "Periodic Billing Requirement" means, for any Calculation Period, the aggregate amount of Transition Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirements on or before the end of the Collection Period immediately preceding the next Annual True-Up Adjustment Date.

          "Periodic Interest" means, with respect to any Payment Date and any Series of Bonds, the periodic interest for such Payment Date and Series as specified in the related Series Supplement.

          "Periodic Payment Requirement" for any Calculation Period means the total dollar amount of TC Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such period (after giving effect to the allocation and distribution of amounts on deposit in the Reserve Subaccount at the time of calculation and which will be available for payments on the Bonds at the end of such Calculation Period and including any shortfalls in Periodic Payment Requirements for any prior Calculation Period) in order to ensure that, as of the last Payment Date occurring in such Calculation Period, (1) all accrued and unpaid interest on the Bonds then due shall have been paid in full, (2) the Outstanding Amount of the Bonds is equal to the Projected Unrecovered Balance,
(3) the balance on deposit in the Overcollateralization Subaccount equals the aggregate Required Overcollateralization Level, (4) the balance on deposit in the Capital Subaccount equals the aggregate Required Capital Level and (5) all other fees and expenses due and owing and required or allowed to be paid under
Section 8.02 of the Indenture as of such date shall have been paid in full; provided that, with respect to any Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the last Scheduled Final Payment Date for any Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Transition Charges will be collected to retire such Bonds in full as of the earlier of (x) the Payment Date preceding the next Annual True-Up Adjustment Date and (y) the Final Maturity Date for such Bonds.

          "Periodic Principal" means, with respect to any Payment Date and any Series of Bonds, the excess, if any, of the Outstanding Amount of such Series of Bonds over the outstanding Unrecovered Balance specified for such Payment Date on the Expected Amortization Schedule.

          "Permitted Lien" means the Lien created by the Indenture.

          "Permitted Successor" is defined in Section 5.02 of the Sale
Agreement.

          "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust

(including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Bond" means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond, and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "Projected Unrecovered Balance" means, as of any Payment Date, the sum of the projected outstanding principal amount of each Series of Bonds for such Payment Date set forth in the Expected Amortization Schedule.

          "PUCT" means the Public Utility Commission of Texas, or any successor thereto.

          "PUCT Regulations" means the regulations, including proposed or temporary regulations, promulgated under the Utilities Code.

          "Qualified Costs" means all qualified costs as defined in Section
39.302 of the Utilities Code.

          "Rating Agency" , with respect to any Series of Bonds, means any of Moody's, Standard & Poor's or Fitch which provides a rating with respect to such Series of Bonds. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

          "Rating Agency Condition" means, with respect to any action, the notification in writing to each Rating Agency of such action, and written confirmation from Standard & Poor's, Moody's and Fitch to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Series or Class of Bonds.

          "Reconciliation Period" means, with respect to any Collection Period, the twelve-month period ending the first day of such Collection Period; provided, that the initial Reconciliation Period shall commence on the Closing Date and that a shorter Reconciliation Period may be established pursuant to
Section 8.01(b) of the Servicing Agreement.

          "Record Date" means, with respect to a Payment Date or Redemption Date, in the case of Definitive Bonds, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date or Redemption Date occurs, and in the case of Book Entry Bonds, one Business Day prior to the applicable Payment Date or Redemption Date.

          "Registered Holder" means the Person in whose name a Bond is registered on the Securities Register.


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          "Registration Statement" means the registration statement, Form S-3
Registration No. 333-91935, filed with the SEC for registration under the Securities Act relating to the offering and sale of the Bonds, and including all amendments thereto.

          "Remittance Shortfall" means the amount, if any, calculated for a particular Reconciliation Period, by which Actual TC Collections received by the Servicer during such Reconciliation Period exceed all Estimated TC Collections remitted to the Collection Account during such Reconciliation Period.

          "REP" means a retail electric provider as defined in Section 31.002(17) of the Utilities Code and shall include any REP that acts as the provider of last resort.

          "REP Credit Requirements" means the credit and collection policies applicable to REPs under the Financing Order, Tariffs and other PUCT Regulations.

          "REP Deposit Accounts" is defined in Section 8.02(g) of the Indenture.

          "REP Deposit Requirements" means the deposit, credit rating and alternative credit support requirements applicable to REPs under the Financing Order, Tariffs and other PUCT Regulations.

          "REP Service Agreement" means an agreement between an REP and Oncor for the provision of consolidated billing by such REP to customers in accordance with PUCT Regulations, the terms of any Tariffs and the terms of any delivery service tariffs filed by Oncor under the Utilities Code.

          "REP Remittance Requirement" means, with respect to any Third-Party Collector, the requirement that such Third-Party Collector remit Transition Charges to the Servicer within a prescribed number of days of billing by the Servicer in accordance with the terms of the applicable Tariffs.

          "Required Capital Level" means, with respect to each Series of Bonds, an amount equal to 0.50% of the initial principal amount of such Series, deposited into the Capital Subaccount by the Member prior to or upon the issuance of such Series, or such other amount as may be specified in the related Series Supplement.

          "Required Overcollateralization Level" means, as of any Payment Date with respect to any Series, the amount required to be on deposit in the Overcollateralization Subaccount as specified in the applicable Series Supplement, but not less than, as of the Scheduled Final Payment Date for such Series, 0.50% of the initial Outstanding Amount thereof.

          "Requirement of Law" means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

          "Reserve Subaccount" is defined in Section 8.02(a) of the Indenture.


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          "Responsible Officer" means with respect to (a) the Issuer, any
Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, Assistant Vice President, Secretary or Assistant Treasurer, Trust Officer or any other officer or assistant officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer's knowledge and familiarity with the particular subject); (c) any corporation, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

          "Restricted Plan" means (a) an "employee benefit plan" as defined in and subject to Title I of ERISA, (b) a "plan" as defined in and subject to section 4975 of the Code, (c) an entity whose underlying assets include the assets of such employee benefit plan or plan or (d) a governmental or church plan which is subject to any federal, state or local law that is substantially similar to the provisions of section 406 of ERISA or section 4975 of the Code.

          "Retirement of the Bonds" means any day on which the final distribution is made to the Indenture Trustee in respect of the last Outstanding Bonds.

          "Sale Agreement" means the Transition Property Purchase and Sale Agreement, dated as of _______, 2003 for the initial Series of Bonds, or any subsequent Transition Property Purchase and Sale Agreement for any subsequent Series of Bonds, in each case, between Oncor and the Issuer, as the same may be amended, supplemented or otherwise modified from time to time.

          "Scheduled Final Payment Date" means, with respect to each Series or, if applicable, each Class of Bonds, the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

          "SEC" means the Securities and Exchange Commission.

          "Secretary of State" means the Secretary of State of the State of Delaware or the Secretary of State of the State of Texas, as the case may be, or any Governmental Authority succeeding to the duties of such offices.

          "Securities Account" means the Collection Account (to the extent it constitutes a securities account as defined in the NY UCC and Federal Book-Entry Regulations).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Intermediary" means the Indenture Trustee solely in the capacity of a "securities intermediary" as defined in the NY UCC and Federal Book-Entry Regulations.


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          "Securitization Law" means Subchapter G of the Utilities Code.

          "Security Entitlement" means "security entitlement" (as defined in Section 8-102(a)(17) of the NY UCC) with respect to Financial Assets now or hereafter credited to the Securities Account and, with respect to Federal Book-Entry Regulations, with respect to Federal Book-Entry Securities now or hereafter credited to the Securities Account, as applicable.

          "Securities Register" means the register maintained pursuant to
Section 2.05 of the Indenture, providing for the registration of the Bonds and transfers and exchanges thereof.

          "Securities Registrar" means the registrar at any time of the Securities Register, appointed pursuant to Section 2.05 of the Indenture.

          "Seller" is defined in Section 1.01 of the Sale Agreement.

          "Series" means each series of Bonds issued and authenticated pursuant to the Indenture and a related or Series Supplement.

          "Series Collateral" has the meaning specified in a Series Supplement for a particular Series of Bonds.

          "Series Issuance Date" means, with respect to any Series, the date on which the Bonds of such Series are originally issued in accordance with Section
2.10 of the Indenture and the related Series Supplement, if any.

          "Series Supplement" means an indenture supplemental to the Indenture that authorizes the issuance of a particular Series of Bonds, substantially in the form attached as Exhibit B to the Indenture.

          "Servicer" means (i) Oncor, as Servicer under the Servicing Agreement, or any successor Servicer to the extent permitted under a Servicing Agreement, or (ii) another entity, as Servicer under the Servicer Agreement for a specific Series of Bonds or any successor Servicer to the extent permitted under such Servicing Agreement.

          "Servicer Business Day" means any day other than a Saturday, Sunday or holiday on which the Servicer maintains normal office hours and conducts business.

          "Servicer Default" is defined in Section 7.01 of the Servicing Agreement.

          "Servicer's Certificate" means a certificate, substantially in the form of Exhibit C to the Servicing Agreement, completed and executed by a Responsible Officer of the Servicer pursuant to Section 4.01(c)(ii) of the Servicing Agreement.

          "Servicing Agreement" means the Transition Property Servicing Agreement, dated as of _________, 2003, between the Issuer and Oncor for the initial Series of Bonds, as the same may be amended, supplemented or otherwise modified from time to time, or any subsequent Transition Property Servicing Agreement, between the Issuer and Oncor or another entity as Servicer for any


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subsequent Series of Bonds, as the same may be amended, supplemented or otherwise modified from time to time.

          "Servicing Fee" means the fee payable to the Servicer on each Payment Date for services rendered during the period from, but not including, the preceding Payment Date to and including the current Payment Date, determined pursuant to Section 6.06 of the Servicing Agreement.

          "Servicing Standard" means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Transition Property, including TC Payments, and all other Collateral for the benefit of the Issuer and the Holders (i) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (ii) in accordance with all applicable procedures and requirements established by the PUCT for collection of electric utility tariffs and (iii) in accordance with the other terms of the Servicing Agreement.

          "Special Member" is defined in Section 1.02 of the LLC Agreement.

          "Special Payment" means with respect to any Series or Class of Bonds, any payment of principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the Bonds of such Series or Class (including, with respect to Floating Rate Bonds only, a payment under any Swap) that is not actually paid within five days of the Payment Date applicable thereto.

          "Special Payment Date" means the date on which a Special Payment is to be made by the Indenture Trustee to the Holders.

          "Special Record Date" means with respect to any Special Payment Date, the close of business on the 15th day (whether or not a Business Day) preceding such Special Payment Date.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "State" means any one of the 50 states of the United States of America or the District of Columbia.

          "State Pledge" means the pledge of the State of Texas as set forth in
Section 39.310 of the Securitization Law.

          "Subsequent Closing Date" means any date (other than the Closing Date) specified in a Series Supplement under which Bonds of any Series or Class are issued.

          "Subsequent Creation Date" means any date on which Subsequent Transition Property is created in favor of Oncor pursuant to the Financing Order.


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          "Subsequent Sale" means the sale of Initial Transition Property or
Subsequent Transition Property after the Closing Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

          "Subsequent Tariff" means a Tariff filed with the PUCT in connection with the Financing Order.

          "Subsequent Transfer Date" means any date on which a Subsequent Sale will be effective, specified in an Addition Notice.

          "Subsequent Transition Property" means Transition Property (identified in the related Bill of Sale) sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to a Sale Agreement.

          "Successor Servicer" is defined in Section 3.07(e) of the Indenture.

          "Swap" means an interest rate swap, cap, floor, collar or other hedging transaction that may be entered into by the Issuer in accordance with the Indenture for the purpose of managing interest rate risk with respect to a specified Series or Class of Floating Rate Bonds that are being issued concurrently with the execution of the Swap.

          "Swap Agreement" means an Interest Rate and Currency Exchange Agreement (including the Schedule and Confirmation thereto) entered into between the Issuer and a swap provider.

          "Swap Counterparty" means the entity that is a party to a Swap with the Issuer.

          "Swap Payment" means the payments made by the Issuer to the Swap Counterparty pursuant to any Swap, subject to any netting of payments provided in the applicable Swap.

          "Swap Revenues" means the payments paid by a Swap Counterparty to the Issuer pursuant to any Swap, subject to any netting of payments provided in the applicable Swap.

          "Tariff" means any rate tariff filed with the PUCT pursuant to the Securitization Law to evidence any Transition Charges.

          "TC Collections" means Transition Charges received by a Servicer which are remitted to the Collection Account for a Series of Bonds.

          "TC Customer Class" means each customer class identified as a separate rate class in any Tariff.

          "TC Payments" means the payments made by Customers based on the Transition Charges.


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          "Temporary Bonds" means Bonds executed, and upon the receipt of an
Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Bonds pursuant to Section 2.04 of the Indenture.

          "Termination Notice" is defined in Section 7.01 of the Servicing Agreement.

          "Texas UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas.

          "Third-Party Collectors" means each third-party, including each Applicable REP, which, pursuant to any Tariff, any other tariffs filed with the PUCT, or any agreement with Oncor, is obligated to bill and collect Transition Charges.

          "Transition Charge" means any transition charge as defined in Section 39.302(7) of the Securitization Law that is authorized by the Financing Order.

          "Transition Property" means all transition property as defined in
Section 39.302(8) of the Securitization Law created pursuant to the Financing Order and assigned to the Issuer, including the Initial Transition Property and any Subsequent Transition Property pursuant to the Sale Agreement. As used in the Basic Documents, unless the context requires otherwise, the term "Transition Property" when used with respect to Oncor includes the contract rights of Oncor that exist prior to the time that such rights are first transferred in connection with the issuance of the Bonds, at which time they become transition property in accordance with Section 39.304 of the Securitization Law.

          "Transition Property Notices" means transition property notices filed with the Secretary of State of Texas pursuant to Section 39.309 of the Securitization Law.

          "Transition Property Records" is defined in Section 5.01 of the Servicing Agreement.

          "Treasury Regulations" means the regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "True-Up Adjustment" means any Annual True-Up Adjustment, Interim True-Up Adjustment or Non-Standard True-Up Adjustment, as the case may be.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force on the Closing Date, unless otherwise specifically provided.

          "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

          "Underwriters" means the underwriters who purchase Bonds of any Series or Class from the Issuer and sell such Bonds in a public offering.


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          "Underwriting Agreement" means the Underwriting Agreement, dated as of
________, 2003, or any subsequent Underwriting Agreement with respect to a Series of Bonds, in each case, among Oncor, the Underwriter party thereto, on its own behalf and as representative of the several underwriters named therein, and the Issuer, as the same may be amended, supplemented or modified from time to time.

          "Unrecovered Balance" means, as of any Payment Date, the sum of the outstanding principal amount of each Series of Bonds less the amount in the Reserve Subaccount available to make principal payments on such Series of Bonds.

          "Unregistered Bonds" means any Bonds not registered under the Securities Act or the securities laws of any other jurisdiction.

          "Utilities Code" means the Texas Utilities Code, as amended from time to time.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

          "Weighted Average Days Outstanding" means the weighted average number of days Oncor's monthly bills to retail customers (or, following the advent of customer choice, monthly bills to REPs) remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement. The initial Weighted Average Days Outstanding shall be 35 days until updated pursuant to Section 4.01(b)(i) of the Servicing Agreement.

          B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control. As used in the Basic Documents, the term "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings. All references to any Person shall include such Person's permitted successors.

          C. Computation of Time Periods. Unless otherwise stated in any of the Basic Documents, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          D. Reference; Captions. The words "hereof", "herein" and "hereunder" and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document; and references to "Section", "subsection", "Schedule" and "Exhibit" in any Basic Document are references to Sections, subsections, Schedules and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document. The various captions (including the tables of contents) in each Basic


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Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

                  E. The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.


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